                                                                    Exhibit 10.8

[*] IMPORTANT NOTE: Certain material, indicated by an asterisk ("*"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

================================================================================

                                CREDIT AGREEMENT

                            dated as of July 28, 1999

                                  by and among

                               NET-TEL CORPORATION
                                   as Borrower

                                       and

                              NORTEL NETWORKS INC.
                             as Administrative Agent

                                       and

                            THE LENDERS NAMED HEREIN

                   $120,000,000 ADVANCING TERM LOAN A FACILITY

                        $10,000,000 TERM LOAN B FACILITY

                                       and

                      $10,000,000 REVOLVING CREDIT FACILITY

================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1 - Definitions........................................................1
        Section 1.1   Definitions, etc.........................................1
        Section 1.2   Other Definitional Provisions...........................27
        Section 1.3   Accounting Terms and Determinations.....................27
        Section 1.4   Financial Covenants and Reporting.......................28

ARTICLE 2 - Loans.............................................................28
        Section 2.1   Commitments.............................................28
        Section 2.2   Notes...................................................30
        Section 2.3   Repayment of Loans......................................30
        Section 2.4   Interest................................................32
        Section 2.5   Borrowing Procedure.....................................33
        Section 2.6   Optional Prepayments, Conversions and
                      Continuations of Loans..................................34
        Section 2.7   Mandatory Prepayments...................................34
        Section 2.8   Minimum Amounts.........................................36
        Section 2.9   Certain Notices.........................................36
        Section 2.10  Use of Proceeds.........................................37
        Section 2.11  Fees....................................................38
        Section 2.12  Computations............................................38
        Section 2.13  Termination or Reduction of Commitments.................38

ARTICLE 3 - Payments..........................................................39
        Section 3.1   Method of Payment.......................................39
        Section 3.2   Pro Rata Treatment......................................39
        Section 3.3   Sharing of Payments, Etc................................39
        Section 3.4   Non-Receipt of Funds by the Administrative Agent........40
        Section 3.5   Taxes...................................................40
        Section 3.6   Withholding Tax Exemption...............................41
        Section 3.7   Reinstatement of Obligations............................42
        Section 3.8   No Force Majeure, Disputes..............................42
        Section 3.9   Return of Notes upon Payment in Full....................43

ARTICLE 4 - Yield Protection and Illegality...................................43
        Section 4.1   Additional Costs........................................43
        Section 4.2   Limitation on Types of Loans............................44
        Section 4.3   Illegality..............................................45
        Section 4.4   Treatment of Affected Loans.............................45
        Section 4.5   Compensation............................................45
        Section 4.6   Capital Adequacy........................................46
        Section 4.7   Additional Interest on Eurodollar Loans.................46
        Section 4.8   Replacement of Lenders..................................47

ARTICLE 5 - Security..........................................................47
        Section 5.1   Collateral..............................................47
        Section 5.2   Guaranties..............................................48


CREDIT AGREEMENT - Page i

        Section 5.3   New Subsidiaries; Additional Capital Stock..............48
        Section 5.4   Mortgaged Properties; Landlord Waivers..................49
        Section 5.5   Further Assurances......................................50
        Section 5.6   Setoff..................................................50

ARTICLE 6 - Conditions Precedent..............................................50
        Section 6.1   Initial Extension of Credit.............................50
        Section 6.2   All Extensions of Credit................................54
        Section 6.3   Closing Certificates....................................55

ARTICLE 7 - Representations and Warranties....................................56
        Section 7.1   Existence...............................................56
        Section 7.2   Financial Statements....................................56
        Section 7.3   Corporate Action; No Breach.............................57
        Section 7.4   Operation of Business; Licenses.........................57
        Section 7.5   Intellectual Property...................................58
        Section 7.6   Litigation and Judgments................................58
        Section 7.7   Rights in Properties; Liens.............................58
        Section 7.8   Enforceability..........................................58
        Section 7.9   Approvals...............................................59
        Section 7.10  Debt....................................................59
        Section 7.11  Taxes...................................................59
        Section 7.12  Margin Securities.......................................59
        Section 7.13  ERISA...................................................59
        Section 7.14  Disclosure..............................................60
        Section 7.15  Loan Parties; Capitalization............................60
        Section 7.16  Compliance with Laws....................................61
        Section 7.17  Investment Company Act..................................61
        Section 7.18  Public Utility Holding Company Act......................61
        Section 7.19  Environmental Matters...................................61
        Section 7.20  Year 2000 Compliance....................................62
        Section 7.21  Labor Disputes and Acts of God..........................62
        Section 7.22  Material Contracts......................................62
        Section 7.23  Bank Accounts...........................................63
        Section 7.24  Outstanding Securities..................................63
        Section 7.25  Solvency................................................63
        Section 7.26  Employee Matters........................................63
        Section 7.27  Insurance...............................................63
        Section 7.28  Common Enterprise.......................................63

ARTICLE 8 - Affirmative Covenants.............................................64
        Section 8.1   Reporting Requirements..................................64
        Section 8.2   Maintenance of Existence; Conduct of Business...........67
        Section 8.3   Maintenance of Properties and Licenses..................67
        Section 8.4   Taxes and Claims........................................68
        Section 8.5   Insurance...............................................68
        Section 8.6   Inspection Rights.......................................69
        Section 8.7   Keeping Books and Records...............................70


CREDIT AGREEMENT - Page ii

        Section 8.8   Compliance with Laws....................................70
        Section 8.9   Compliance with Agreements..............................70
        Section 8.10  Further Assurances......................................70
        Section 8.11  ERISA...................................................71
        Section 8.12  Non-Consolidation.......................................71
        Section 8.13  Year 2000 Compliance....................................71
        Section 8.14  Delivery of Certain Amendments, Material Contracts
                      and Subordinated Debt Documents.........................71
        Section 8.15  Interest Rate Protection................................71
        Section 8.16 Ownership of Telecommunications Assets and Telecommunications Business; Holdings to Remain
                      a Holding Company.......................................72
        Section 8.17  Unified Cash Management System..........................72
        Section 8.18  Termination of RFC Agreement............................72

ARTICLE 9 - Negative Covenants................................................72
        Section 9.1   Debt.  .................................................73
        Section 9.2   Limitation on Liens.....................................73
        Section 9.3   Mergers, Etc............................................74
        Section 9.4   Restricted Payments.....................................74
        Section 9.5   Investments.............................................74
        Section 9.6   Limitation on Issuance of Capital Stock.................76
        Section 9.7   Transactions with Affiliates............................76
        Section 9.8   Disposition of Property.................................76
        Section 9.9   Sale and Leaseback......................................77
        Section 9.10  Lines of Business.......................................77
        Section 9.11  Environmental Protection................................77
        Section 9.12  Intercompany Transactions...............................77
        Section 9.13  Management Fees.........................................78
        Section 9.14  Master Purchase Agreement...............................78
        Section 9.15  Modification of Certain Agreements......................78
        Section 9.16  ERISA...................................................78
        Section 9.17  No Prepayment of Debt, Etc..............................78
        Section 9.18  RFC Agreement...........................................79

ARTICLE 10 - Financial Covenants..............................................79
        Section 10.1  Total Debt to Total Capitalization......................79
        Section 10.2  Senior Debt to Total Capitalization.....................79
        Section 10.3  Total Debt to Annualized EBITDA.........................80
        Section 10.4  Senior Debt to Annualized EBITDA........................80
        Section 10.5  Annualized EBITDA.......................................80
        Section 10.6  Fixed Charge Coverage...................................80
        Section 10.7  Capital Expenditures....................................80
        Section 10.8  Gross Revenues..........................................80
        Section 10.9  EBITDA..................................................80
        Section 10.10 Gross Margin Percentage.................................80
        Section 10.11 Minimum Average Monthly Gross Revenues Per Customer.....80
        Section 10.12 Minimum Average Monthly Gross Revenues Per
                      Sales  Representative...................................81


CREDIT AGREEMENT - Page iii

        Section 10.13 Operating Leases........................................81

ARTICLE 11 - Default..........................................................81
        Section 11.1  Events of Default.......................................81
        Section 11.2  Remedies................................................84
        Section 11.3  Performance by the Administrative Agent, etc............85

ARTICLE 12 - The Administrative Agent.........................................85
        Section 12.1  Appointment, Powers and Immunities......................85
        Section 12.2  Rights of Administrative Agent as a Lender..............86
        Section 12.3  Defaults................................................86
        Section 12.4  INDEMNIFICATION.........................................86
        Section 12.5  Independent Credit Decisions............................87
        Section 12.6  Several Commitments.....................................88
        Section 12.7  Successor Administrative Agent..........................88

ARTICLE 13 - Miscellaneous....................................................88
        Section 13.1  Expenses................................................88
        Section 13.2  INDEMNIFICATION.........................................89
        Section 13.3  Limitation of Liability.................................90
        Section 13.4  No Duty.................................................90
        Section 13.5  No Fiduciary Relationship...............................90
        Section 13.6  Equitable Relief........................................91
        Section 13.7  No Waiver; Cumulative Remedies..........................91
        Section 13.8  Successors and Assigns..................................91
        Section 13.9  Survival................................................95
        Section 13.10 ENTIRE AGREEMENT........................................95
        Section 13.11 Amendments..............................................95
        Section 13.12 Maximum Interest Rate...................................96
        Section 13.13 Notices.................................................97
        Section 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION;
               SERVICE OF PROCESS.............................................97
        Section 13.15 Counterparts............................................98
        Section 13.16 Severability............................................98
        Section 13.17 Headings................................................98
        Section 13.18 Construction............................................98
        Section 13.19 Independence of Covenants...............................98
        Section 13.20 Confidentiality.........................................98
        Section 13.21 WAIVER OF JURY TRIAL....................................98
        Section 13.22 Approvals and Consent...................................99
        Section 13.23 Service of Process......................................99


CREDIT AGREEMENT - Page iv

                                INDEX TO EXHIBITS

Exhibit A        -  Form of Assignment and Acceptance
Exhibit B-1      -  Form of Term Note A
Exhibit B-2      -  Form of Term Note B
Exhibit B-3      -  Form of Revolving Note
Exhibit C        -  Form of Notice of Borrowings, Conversions, Continuations
                    and Prepayments
Exhibit D        -  Form of Compliance Certificate
Exhibit E        -  Form of Borrowing Base Report

                                      INDEX TO SCHEDULES

Schedule 1.1(a)  -  Certain Permitted Holders
Schedule 1.1(b)  -  Certain Permitted Liens
Schedule 7.4     -  Licenses required by Governmental Requirements or issued by
                    Governmental Authorities
Schedule 7.5     -  Intellectual Property
Schedule 7.6     -  Litigation, Etc.
Schedule 7.7     -  Real Property
Schedule 7.9     -  Authorizations, Approvals or Consents of State Governmental
                    Authorities
Schedule 7.10    -  Existing Debt
Schedule 7.13    -  Plans
Schedule 7.15    -  Loan Parties; Capitalization
Schedule 7.22    -  Material Contracts
Schedule 7.23    -  Bank Accounts
Schedule 7.26    -  Employee Matters
Schedule 7.27    -  Insurance
Schedule 8.13    -  Year 2000 Compliance
Schedule 8.16    -  Telecommunications Assets Not Owned by the Borrower and its
                    Subsidiaries
Schedule 9.5     -  Certain Investments
Schedule 10.1    -  Total Debt to Total Capitalization
Schedule 10.2    -  Senior Debt to Total Capitalization
Schedule 10.3    -  Total Debt to Annualized EBITDA
Schedule 10.4    -  Senior Debt to Annualized EBITDA
Schedule 10.5    -  Annualized EBITDA
Schedule 10.6    -  Fixed Charge Coverage
Schedule 10.7    -  Capital Expenditures
Schedule 10.8    -  Gross Revenues
Schedule 10.9    -  EBITDA
Schedule 10.10   -  Gross Margin Percentage
Schedule 10.11   -  Minimum Average Monthly Gross Revenues Per Customer
Schedule 10.12   -  Minimum Average Monthly Gross Revenues Per Sales
                    Representative


CREDIT AGREEMENT - Page viii

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of July 28, 1999, is by and among NET-TEL CORPORATION (the "Borrower"), a Florida corporation, each of the lending entities which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto as a lender or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and NORTEL NETWORKS INC., a Delaware corporation, as administrative agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

      A. The Borrower desires to obtain (i) a $120,000,000 advancing term loan facility to finance a portion of its costs to purchase Nortel Networks Goods and Services (as defined herein) and to finance certain Eligible Third-Party Expenses (as defined herein), (ii) a $10,000,000 term loan facility to finance certain of its working capital needs and for general corporate purposes, and
(iii) a $10,000,000 revolving loan facility to finance certain of its working capital needs and for general corporate purposes and in the ordinary course of business.

      B. The Lender(s) identified on the signature pages of this Agreement desire to provide such credit facilities with the assistance of the Administrative Agent upon and subject to the terms and provisions contained in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

      Section 1.1 Definitions, etc. As used in this Agreement, the following terms shall have the following meanings:

      "Additional Costs" means as specified in Section 4.1(a).

      "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) determined by the Administrative Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

      "Adjusted Net Income" means, as to any Person (the "subject Person") and its Consolidated Subsidiaries and for any period, Consolidated Net Income less the following (without duplication) to the extent that any of the following shall have been included in Consolidated Net Income for such period: (a) any net gain or loss arising from the sale of any property, plant or equipment; (b) any net gain or loss arising from any write-up or write-down of assets; (c) earnings or


CREDIT AGREEMENT - Page 1
losses of any other Person, substantially all of the assets of which have been acquired by the subject Person or a Consolidated Subsidiary of the subject Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition; (d) earnings or losses of any Person (other than a Consolidated Subsidiary of the subject Person) in which the subject Person or a Consolidated Subsidiary of the subject Person has an ownership interest, unless such earnings have actually been received by the subject Person or such Consolidated Subsidiary in the form of cash distributions; and (e) any net gain or loss arising from the acquisition of any securities of the subject Person or a Consolidated Subsidiary of the subject Person.

      "Administrative Agent" means as specified in the introductory paragraph of this Agreement.

      "Administrative Agent's Letter" means the letter agreement dated as of July 28, 1999 between the Administrative Agent and the Borrower.

      "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, such first Person, (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting Capital Stock of such first Person, or (c) ten percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by such first Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Loan Documents, neither the Administrative Agent nor any Lender shall be deemed to be an Affiliate of the Borrower or any Loan Party.

      "Agent Sales Managers" means full-time employees of the Borrower who are engaged in the recruitment and management of agents that sell services related to the Telecommunications Business.

      "Aggregate Commitments" means, as to all Lenders, the Term Loans Commitments and the Revolving Loans Commitments.

      "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

      "Amortization Commencement Date" means the Quarterly Date falling in the calendar quarter immediately succeeding the calendar quarter in which the Term Loans A Commitment Termination Date or the Revolving Loans Commitment Termination Date (as applicable) occurs.

      "Annualized EBITDA" means, as to any Person and its Consolidated Subsidiaries and for the applicable period, EBITDA for the two most recently completed fiscal quarters multiplied by two.

      "Applicable Lending Office" means, for each Lender and each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent as the office by which its Loans of such Type are to be made and maintained.


CREDIT AGREEMENT - Page 2

      "Applicable Margin" means the rate per annum equal to (a) with respect to each Base Rate Loan, * percent (*%) and (b) with respect to each Eurodollar Loan, * percent (*%).

      "Asset Disposition" means the disposition of any or all of the Property of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding (a) sales of inventory in the ordinary course of business, (b) the grant of a Lien as security, (c) any involuntary disposition resulting from casualty damage to Property, and (d) dispositions of equipment if and to the extent that the equipment disposed of is, concurrently therewith, exchanged or replaced by equipment of equal or greater value.

      "Assignee" means as specified in Section 13.8(b).

      "Assigning Lender" means as specified in Section 13.8(b).

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by the Administrative Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

      "Average Customer Count" means, as of the last day of any calendar quarter, the quotient obtained by dividing (a) the sum of the number of customers of the Borrower and its Consolidated Subsidiaries as of the last day of each of the three months during such calendar quarter by (b) three.

      "Average Gross Revenues" means, for any calendar quarter, the quotient obtained by dividing (a) Gross Revenues for such calendar quarter by (b) three.

      "Average Monthly Gross Revenues Per Customer" means, as to the Borrower and its Consolidated Subsidiaries and with respect to any calendar quarter, the quotient obtained by dividing (a) the Average Gross Revenues for such calendar quarter by (b) the Average Customer Count as of the last day of such calender quarter.

      "Average Monthly Gross Revenues Per Sales Representative" means, as to the Borrower and its Consolidated Subsidiaries and with respect to any calendar quarter, the quotient obtained by dividing (a) the Average Gross Revenues for such calendar quarter by (b) the Average Sales Representative Count as of the last day of such calendar quarter.

      "Average Sales Representative Count" means, as of the last day of any calendar quarter, the quotient obtained by dividing (a) the sum of the number of Sales Representatives of the Borrower and its Consolidated Subsidiaries as of the last day of each of the three months during such calendar quarter by (b) three.

      "Bankruptcy Code" means as specified in Section 11.1(e).

      "Base Rate" means, at any time, the greater of (a) the rate of interest per annum then most recently announced or established by the Reference Bank at its principal office in New York City as its highest commercial prime or base rate then in effect, or (b) the Federal Funds Rate then in effect plus one-half of one percent (0.50%). The Base Rate may not necessarily be the lowest rate of interest charged by the Reference Bank to its commercial borrowers. Each change in any interest rate provided for herein based upon the prime or base rate or the Federal Funds Rate resulting from

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 3
a change in the prime or base rate or the Federal Funds Rate, respectively, shall take effect without notice to the Borrower at the time of such change in the prime or base rate or the Federal Funds Rate, respectively.

      "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

      "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

      "Board of Directors" means the board of directors of the Borrower or other Person (as applicable).

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower or other Person (as applicable) to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

      "Borrower" means as specified in the initial paragraph of this Agreement.

      "Borrower's Knowledge" means the actual knowledge of any Responsible Officer of the Borrower.

      "Borrowing Base Report" means a report in substantially the form of Exhibit E attached hereto properly completed and certified by a Responsible Officer of the Borrower to the satisfaction of the Administrative Agent which specifies the Revolving Loans Borrowing Base as calculated as of the date of the report.

      "Branchisees" means certain independently owned and operated business entities that have a contractual relationship with the Borrower whereby such entities exclusively sell the Borrower's services related to the Telecommunications Business and, in connection therewith, receive operational support from the Borrower.

      "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York or Dallas, Texas, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Business Plan" means the Borrower's marketing and Network build-out plans, budget and schedule as submitted to the Administrative Agent from time to time, including financial projections of Holdings, the Borrower and the Consolidated Subsidiaries of the Borrower for the seven year period beginning on the Closing Date, certified by the chief financial officer of the Borrower as being prepared generally in accordance with GAAP (except for the absence of footnotes), such projections giving effect to the Debt to be incurred under this Agreement as well as the other Debt to be incurred by Holdings, the Borrower and the Consolidated Subsidiaries of the Borrower during such period.


CREDIT AGREEMENT - Page 4

      "Capital Expenditures" means, as to any Person and its Consolidated Subsidiaries, amounts paid or Debt incurred by such Persons in connection with the purchase or lease by such Persons of Property that would be required to be capitalized and shown on the balance sheet of such Persons in accordance with GAAP.

      "Capital Lease Obligations" means, as to any Person and its Consolidated Subsidiaries, the obligations of such Persons to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Persons under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Capital Stock" means corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other partnership interests), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights, warrants or options to acquire Capital Stock.

      "Change in Control" means the existence or occurrence of any of the following: (a) any of the Capital Stock of the Borrower is owned by any Person other than Holdings; (b) any Capital Stock of any Subsidiary of the Borrower is owned by any Person other than the Borrower or any Wholly- Owned Subsidiary of the Borrower, (c) any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of *% or more of the outstanding shares of Voting Stock of Holdings; (d) individuals who, as of the Closing Date, constitute the Board of Directors of Holdings (the "Holdings Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Holdings; provided, however, that any individual becoming a director of Holdings subsequent to the Closing Date whose election or nomination for election by Holdings' shareholders was approved by a vote of at least a majority of the directors then comprising the Holdings Incumbent Board shall be considered as though such individual were a member of the Holdings Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of Holdings; or (e) the consummation of any transaction the result of which is that any Person or group beneficially owns more of the Voting Stock of Holdings than is beneficially owned, in the aggregate, by the Permitted Holders.

      "Closing Date" means July 28, 1999, the date of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 5

      "Collateral" means all Property of any Person of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

      "Commitment" means, as to any Lender, such Lender's Term Loans A Commitment, Term Loans B Commitment or Revolving Loans Commitment (as applicable based upon the context in which such term is used), and "Commitments" means, as to any Lender, such Lender's Term Loans A Commitment, Term Loans B Commitment and Revolving Loans Commitment (if any).

      "Commitment Percentage" means, as to any Lender and as to the Term Loans A Commitments, Term Loans B Commitments, Revolving Loans Commitments or Aggregate Commitments (as applicable based upon the context in which such term is used), the percentage equivalent of a fraction, the numerator of which is the amount of the outstanding Term Loans A Commitment, Term Loans B Commitment, Revolving Loans Commitment or Aggregate Commitment (as applicable) of such Lender (or, if such applicable commitment has terminated or expired, the outstanding principal amount of the Term Loans A, Term Loans B or Revolving Loans, respectively, of such Lender) and the denominator of which is the aggregate amount of the outstanding Term Loans A Commitments, Term Loans B Commitments, Revolving Loans Commitments or Aggregate Commitments (as applicable) of all Lenders (or, if such applicable commitments have terminated or expired, the aggregate outstanding principal amount of the Term Loans A, Term Loans B or Revolving Loans, respectively, of all Lenders), as adjusted from time to time in accordance with
Section 13.8.

      "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

      "Consolidated Fixed Charges" means, as to any Person and its Consolidated Subsidiaries and for any period, the sum of (without duplication) (a) Consolidated Interest Expense of such Persons paid or payable in cash during such period, plus (b) all scheduled payments (as such scheduled payments are reduced by application of any prepayments) of principal with respect to the Loans and other outstanding Debt during such period, plus (c) taxes of such Persons paid or payable in cash during such period, plus (d) the aggregate amount paid or payable by such Persons in cash during such period on account of Capital Expenditures.

        "Consolidated Interest Expense" means, as to any Person and its Consolidated Subsidiaries and for any period, and without duplication, all interest on Debt of such Persons paid or payable in cash during such period, including the interest portion of payments under Capital Lease Obligations.

        "Consolidated Net Income" means, as to any Person and its Consolidated Subsidiaries and for any period, the net income (or loss) of such Persons for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary the financial attributes of which are or would be consolidated with those of such Person in the consolidated financial statements of such Person in accordance with GAAP.


CREDIT AGREEMENT - Page 6

      "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

      "Contract Rate" means as specified in Section 13.12(a).

      "Contributed Capital" means, as to any Person and its Consolidated Subsidiaries and as of any date of determination, the sum of (without duplication) (a) equity contributions made to such Persons as of such date (including equity contributed on or before the Closing Date), plus (b) the amount of cash proceeds of Subordinated Debt received by such Persons as of such date, minus (c) the aggregate amount of any cash dividends or distributions paid or made by such Persons as of such date minus (d) the aggregate amount of cash interest paid on Subordinated Debt of such Persons as of such date.

      "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

      "Current Date" means (a) a date occurring no more than 30 days prior to the Closing Date or other relevant date as may be specified herein (as applicable) or (b) such earlier date which is acceptable to the Administrative Agent.

      "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (d) all Capital Lease Obligations of such Person; (e) all Debt of others Guaranteed by such Person; (f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person; (i) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements; and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plans.

      "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

      "Default Rate" means, in respect of any principal of any Loan at all times during which any Default has occurred and is continuing or in respect of any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Default or during the period commencing on the due date of such other amount until such other amount is paid in full equal to the lesser of (a) the sum of * percent (*%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans or, with respect to the Term Loans B, the sum of * percent (*%) plus the interest rate applicable to the Term Loans B pursuant to Section 2.4(a) or

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 7

(b) the Maximum Rate; provided, however, that if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the lesser of the rate per annum equal to (i) the sum of * percent (*%) plus the interest rate for such Eurodollar Loan for such Interest Period as provided in clause (ii) of Section 2.4(a) hereof or (ii) the Maximum Rate and, thereafter, the rate provided for above in this definition.

      "Direct Sales Representatives" means full-time employees of the Borrower who are engaged in the direct solicitation of customers of Telecommunications Business services on the Borrower's behalf.

      "Dollars" and "$" mean lawful money of the U.S.

      "EBITDA" means, as to any Person and its Consolidated Subsidiaries and for any period, without duplication, the sum of the following for such Persons for such period determined on a consolidated basis in accordance with GAAP: (a) Adjusted Net Income, plus (b) Consolidated Interest Expense, plus (c) income, franchise and other taxes to the extent deducted in determining Adjusted Net Income, plus (d) depreciation and amortization expense and other non-cash, non-tax items to the extent deducted in determining Adjusted Net Income, minus
(e) non-cash income (or losses) to the extent included in determining Adjusted Net Income.

      "Eligible Assignee" means (a) any Lender or Affiliate of a Lender, (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership, limited liability company or other entity) which has been approved by the Administrative Agent as a Lender under this Agreement or (c) any other entity approved by the Administrative Agent which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business; provided, however, that (i) Eligible Assignee shall not include any Affiliate of the Borrower and (ii) Eligible Assignee shall not include any business competitor of the Borrower engaged in the same line of business as the Borrower except after the occurrence and during the continuance of an Event of Default.

      "Eligible Receivables" means, as to the Borrower and its Subsidiaries at any date of determination, without duplication, the aggregate of each Receivable owned by and owed to the Borrower or its Subsidiary which satisfies each of the following conditions: (a) such Receivable, at the date of issuance of its invoice, was payable not more than 90 days after the original date of issuance of the invoice therefor; (b) such Receivable has not been outstanding for more than 60 days past the due date thereof; (c) such Receivable is not owed by an account debtor as to which any other Receivable has been outstanding for more than 60 days past the due date thereof or, in the event such other Receivable is in dispute, 90 days past the due date thereof; (d) such Receivable was created in connection with the performance of services by the Borrower in the ordinary course of business; (e) such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms; (f) the Borrower has good and indefeasible title to such Receivable, and the Administrative Agent holds a perfected first priority Lien on and security interest in such Receivable subject to no equal or prior Liens; (g) the amount of such Receivable is net of any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 8
discounts for prompt payment; (h) the account debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy, insolvency, receivership or similar proceedings or dissolved, liquidated or no longer in existence; (i) such Receivable is not owed by an Affiliate of the Borrower (unless (i) such Person is an Affiliate of the Borrower solely because such Person is an Affiliate of Gold & Appel Transfer, S.A., and (ii) the Receivable(s) owed by such Person are generated pursuant to an arrangement that complies with Section 9.7); (j) such Receivable is payable in U.S. dollars; and
(k) the account debtor with respect to such Receivable is (i) domiciled in the U.S. and organized under the laws of the U.S. or a State thereof or (ii) domiciled in Canada and organized under the laws of the U.S. or a State thereof or the laws of Canada or a Province thereof, provided, however, that the aggregate amount of Eligible Receivables owed by all account debtors referred to in this clause (ii) shall not at any time exceed the lesser of $1,500,000 or 15% of the amount of the Revolving Loans Borrowing Base then in effect.

      "Eligible Third-Party Expenses" means, as of any date of determination,
(a) amounts paid (either prior to such date or concurrently with such date, including concurrently with the making of any Loan on such date) to vendors of hardware, software and equipment (including fixtures), including Nortel Networks, for the construction of the Network, (b) Network site acquisition costs excluding any lease costs, and (c) amounts paid (either prior to such date or concurrently with such date, including concurrently with the making of any Loan on such date) for working capital and general corporate purposes of the Borrower and its Subsidiaries, exclusive of any such amounts paid to purchase any hardware, software or equipment that is not manufactured by Nortel Networks which competes with any hardware, software or equipment manufactured by Nortel Networks.

      "Employee Stock" means common stock of Holdings, and/or options, warrants or other rights to purchase such common stock, which are (a) issued or granted to officers, directors, employees or agents of Holdings or any Subsidiary of Holdings pursuant to any employee stock option plan or arrangement, employee stock purchase plan or arrangement or other equity incentive, bonus or similar plan or arrangement approved by the Board of Directors of Holdings, provided that the total thereof does not exceed *% of the shares of such common stock then outstanding and/or issuable upon conversion of the outstanding convertible securities, options, warrants or other rights to acquire such common stock (the "Fully Diluted Common Stock"), or (b) issued or granted pursuant to written agreements with "branchisees" or similar agreements with "branchisees" or similar agents of Holdings or any Subsidiary of Holdings, provided that any options, warrants or other rights granted thereunder with respect to such common stock shall be exercisable at not less than fair market value (as determined by the Board of Directors of Holdings) as of the date of grant, and provided, further, that the total shares of such common stock issuable upon the exercise of all such options, warrants or other rights shall not exceed five percent of the Fully Diluted Common Stock as of any such grant date.

      "Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any License, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of
1976, 42 U. S. C.ss.6901

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 9
et seq., the Occupational Safety and Health Act, 29 U S.C.ss.651 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Clean Water Act, 33 U. S. C.ss.1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C.ss.11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., and any state or local counterparts.

      "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, License, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

      "Eurodollar Loans" means Loans that bear interest at rates based upon the Eurodollar Rate or the Adjusted Eurodollar Rate.

      "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars in the approximate amount of the proposed Eurodollar Loan at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If such rate ceases to be available from Telerate News Service, the Eurodollar Rate shall be determined by the Administrative Agent in good faith from another financial reporting service, which service shall be reasonably acceptable to the Borrower.

      "Event of Default" has the meaning specified in Section 11.1.

      "Excess Cash Flow" means, as to any Person and its Consolidated Subsidiaries and for any fiscal year, and without duplication, the remainder of
(a) EBITDA for such fiscal year minus (b) the sum of (i) taxes payable in cash for such fiscal year, plus (ii) all principal and cash interest payments on Debt made during such fiscal year, whether optional, mandatory or scheduled payments, plus (iii) Capital Expenditures (but only to the extent paid in cash and not financed) made during such fiscal year.

      "Excess Proceeds Amount" means as specified in Section 2.7(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).


CREDIT AGREEMENT - Page 10

      "FCC" means the Federal Communications Commission and any successor agency.

      "FCC Licenses" means all Licenses issued by the FCC.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Bank on such day on such transactions as determined by the Administrative Agent.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

      "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, License or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

      "Gross Margin Percentage" means, as to any Person and its Consolidated Subsidiaries and for any period, the quotient of (a) the remainder of (i) Gross Revenues for such period minus (ii) Network Costs, divided by (b) Gross Revenues for such period, expressed as a percentage.

      "Gross Revenues" means, as to the Borrower and its Consolidated Subsidiaries and for any period, gross revenues of such Persons determined on a consolidated basis in accordance with GAAP.

      "Gross Up Lender" means any Lender which requests a payment from the Borrower pursuant to Section 3.5, 4.1 or 4.6.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the


CREDIT AGREEMENT - Page 11
purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take- or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

      "Guarantors" means Holdings, each Subsidiary of the Borrower at any time existing and each other Person which has executed a Guaranty, and "Guarantor" means any of such Persons.

      "Guaranty" means a guaranty agreement guaranteeing payment and performance of the Obligations in form and substance satisfactory to the Administrative Agent executed by a Guarantor in favor of the Administrative Agent and the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

      "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro- organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

      "Holdings" means NET-tel Communications, Inc., a Delaware corporation.

      "Initial Funding Date" means the date of the making of the initial Loan under this Agreement.

      "Insurance Recovery" means, with respect to any Property of the Borrower or any of its Subsidiaries and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by such Loan Party, or the payment by an insurance company to the Administrative Agent, of proceeds of any such Property or casualty insurance.

      "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.


CREDIT AGREEMENT - Page 12

      "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Base Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than five Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and
(e) no Interest Period for a Loan may commence before, and end after, any principal payment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the applicable Loans scheduled to be outstanding hereunder after such principal payment date.

      "Interest Rate Protection Agreement" means, with respect to the Borrower, an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more Lenders or other counterparties rated as specified in, and otherwise meeting the requirements of, Section 8.15 providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

      "Investments" means as specified in Section 9.5.

      "Lender" and "Lenders" means as specified in the initial paragraph of this Agreement.

      "License" means any consent, permit, franchise, certificate, approval, order, license, right-of- way (whether an easement, contract or agreement in any form) or other authorization, including, without limitation, any FCC License.

      "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, hypothecation or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Loan Documents" means this Agreement, the Notes, the Security Documents, the Administrative Agent's Letter and all other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.


CREDIT AGREEMENT - Page 13

      "Loan Party" means the Borrower, Holdings, any Guarantor or any Person who grants a Lien on any Property to secure the payment or performance of the Obligations or any portion thereof, and "Loan Parties" means all of such Persons.

      "Loans" means the Term Loans A, the Term Loans B and the Revolving Loans, and "Loan" means any of such loans.

      "Master Purchase Agreement" means that certain Master Purchase Agreement dated as of September 24, 1998, and amended as of November __, 1998 and June 23, 1999, by and between the Borrower and Nortel Networks, as amended, supplemented or restated from time to time.

      "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole, (b) the business, assets, financial condition or results of operations of the Borrower individually or of the Borrower and its Subsidiaries taken as a whole, (c) the validity or enforceability of any of the Loan Documents or the Liens, rights and/or remedies of the Administrative Agent and/or the Lenders thereunder, (d) the ability of any Loan Party to pay and perform its indebtedness, liabilities and/or obligations under any of the Loan Documents, or (e) the value of Collateral available to the Administrative Agent and the Lenders after giving effect to Liens in favor of other Persons.

      "Material Contracts" means, as to any Loan Party, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, any Loan Party to such agreement or contract, or by which any Loan Party or any of its Properties is otherwise bound, during any fiscal year of such Loan Party exceeds $1,000,000 (or the equivalent amount in any currency) and any and all amendments, modifications, supplements, renewals or restatements thereof.

      "Maturity Date" means the earlier to occur of (a) July 30, 2006 or (b) the fifth anniversary of the Term Loans A Commitment Termination Date.

      "Maximum Financed Amount of Eligible Third-Party Expenses" means, as of any date of determination, the lesser of (a) an amount equal to the aggregate amount of Eligible Third-Party Expenses or (b) *% of the aggregate amount paid by the Borrower to Nortel Networks and/or Nortel Networks Corporation to purchase Nortel Networks Goods and Services for the Network.

      "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate or an amount computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 14
resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

      "Monthly Date" means the last day of each month of each year, the first of which shall be August 31, 1999.

      "Mortgage" means a mortgage, deed of trust or other agreement, document or instrument evidencing or creating a Lien on any fee real Property or leasehold interest therein (and any related personal Property) as security for the Obligations or any portion thereof in form and substance satisfactory to the Administrative Agent executed by any Loan Party in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

      "Mortgaged Properties" means Properties in which a Lien has been granted or purported to be granted pursuant to a Mortgage.

      "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by or are required from the Borrower or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

      "Net Proceeds" means, with respect to any Asset Disposition, (a) the gross amount of cash received by the Borrower or any of its Subsidiaries from such Asset Disposition, minus (b) the amount, if any, of all taxes paid or payable by the Borrower or any of its Subsidiaries directly resulting from such Asset Disposition (including the amount, if any, estimated by the Borrower in good faith at the time of such Asset Disposition for taxes payable by the Borrower or any of its Subsidiaries on or measured by net income or gain resulting from such Asset Disposition), minus (c) the reasonable out-of-pocket costs and expenses incurred by the Borrower or such Subsidiary in connection with such Asset Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of the Borrower) excluding any fees or expenses paid to an Affiliate of the Borrower, minus (d) amounts applied to the repayment of indebtedness (other than the Obligations) secured by any Permitted Lien (if any) on the Property subject to the Asset Disposition. "Net Proceeds" with respect to any Asset Disposition shall also include proceeds (after deducting any amounts specified in clauses (b), (c) and (d) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain.

      "Network" means the Borrower's integrated communications network for the provision of high speed data and voice services in the U.S. as described in the Business Plan.

      "Network Costs" means, for any period, all direct costs, other than depreciation and amortization, associated with the provision of telecommunications services (including resold services, switching, transport, peripheral equipment components and all facilities costs) to customers of the Borrower and its Subsidiaries.

      "Nortel Networks" means Nortel Networks Inc., a Delaware corporation.

      "Nortel Networks Equipment" means all hardware, software and equipment (including fixtures) manufactured, sold or otherwise provided to the Borrower or any other Loan Party by

CREDIT AGREEMENT - Page 15

Nortel Networks and/or Nortel Networks Corporation, including, without limitation, all equipment sold to the Borrower pursuant to the Master Purchase Agreement.

      "Nortel Networks Goods and Services" means sales, installation and commissioning of Nortel Networks Equipment and related software (including Nortel Networks Software), and project management, system design and services performed by personnel of Nortel Networks and/or Nortel Networks Corporation.

      "Nortel Networks Software" means any and all software sold or licensed by Nortel Networks and/or Nortel Networks Corporation to the Borrower or any other Loan Party, including, without limitation, all source code and object code and all manuals and other documentation relating thereto and each copy thereof regardless of the media in which they are stored.

      "Notes" means the Term Notes A, the Term Notes B and the Revolving Notes, and "Note" means any of such Promissory Notes.

      "Notice of Borrowing" means as specified in Section 2.9.

      "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Borrower or any other Loan Party to the Administrative Agent and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement and the Notes), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrower or any other Loan Party to repay the Loans, to pay interest on the Loans (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans and such interest, fees, indemnities, costs and expenses, and (b) indebtedness, liabilities and obligations of the Borrower or any other Loan Party under any and all Interest Rate Protection Agreements that it may enter into with any Lender with the written consent of the Administrative Agent and the Required Lenders.

      "Payor" means as specified in Section 3.4.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

      "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by any Borrower or any ERISA Affiliate for employees of any Borrower or any ERISA Affiliate.

      "Permitted Holders" means (a) the Persons identified on Schedule 1.1(a) hereto who are shareholders of Holdings as of the Closing Date and (b) any spouse, parent, sibling, child or grandchild of any of the aforesaid individuals (in each case, whether such relationship arises from birth or adoption or through marriage) or any trust established for the benefit of any such individuals


CREDIT AGREEMENT - Page 16
or any spouse, parent, sibling, child or grandchild of any such individuals (in each case whether such relationship arises from birth or adoption or through marriage).

      "Permitted Liens" mean:

            (a) Liens disclosed on Schedule 1.1(b) hereto;

            (b) Liens securing the Obligations in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) pursuant to the Loan Documents;

            (c) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of the Borrower or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

            (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined under GAAP) have been established;

            (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined under GAAP) have been established;

            (f) Liens resulting from good faith deposits to secure payment of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

            (g) purchase-money Liens on any Property acquired after the Closing Date or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                  (i) any Property subject to the foregoing is acquired by the
            Borrower or any of its Subsidiaries in the ordinary course of its respective business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

                  (ii) the Debt secured by any Lien so created, assumed or
            existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby (inclusive of the cost of engineering, furnishing and


CREDIT AGREEMENT - Page 17
            installation services directly relating to such Property) and shall not be less than 75% of the amortized value of the Property acquired with the proceeds of such Debt;

                  (iii) each such Lien shall attach only to the Property so
            acquired and the proceeds thereof; and

                  (iv) the Debt secured by all such Liens, when aggregated with the Debt secured by all purchase-money Liens at any time outstanding (whenever incurred or created) and all Liens in connection with any conditional sale or other title retention agreement or Capital Lease Obligation existing as of the Closing Date or at any other time, shall not exceed $* at any time outstanding in the aggregate;

            (h) Liens attaching to the accounts of the Borrower and its Subsidiaries which secure only the Debt permitted to be incurred and to exist in accordance with clause (g) of Section 9.1; provided, however, that (i) such Liens may not be granted unless and until all Revolving Loans have been repaid in full and all Revolving Loans Commitments have fully terminated or expired and (ii) such Liens may not be granted at any time when a Default has occurred and is continuing; and

            (i) any extension, renewal or replacement of any of the foregoing Permitted Liens, provided that Liens permitted under this clause (i) shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that (A) none of the Permitted Liens (except those in favor of the Administrative Agent) may attach or relate to the Capital Stock of or any other ownership interest in the Borrower or any of its Subsidiaries and (B) except for the Liens disclosed on Schedule 1.1(b) which are expressly identified as constituting purchase money Liens, none of the Permitted Liens referred to in clause (a) preceding may have a priority equal or prior to the Liens in favor of the Administrative Agent as security for the Obligations.

      "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

      "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

      "Principal Office" means the principal office of the Administrative Agent in Richardson, Texas, presently located at 2221 Lakeside Blvd., Richardson, Texas 75082.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

      "Property" means property and assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.


*Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

CREDIT AGREEMENT - Page 18

      "Qualified Offering" means a "Qualified Offering" as such term is defined in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Holdings as on file with the Secretary of State of Delaware as of the Closing Date.

      "Qualified Telecommunications Acquisitions" means acquisitions of Telecommunications Assets or all of the issued and outstanding Capital Stock of Telecommunications Businesses by the Borrower which either (a) are made using Capital Stock of Holdings in lieu of cash paid or Debt assumed or incurred, (b) to the extent made with cash paid or Debt assumed or incurred, (i) are made only in an aggregate amount (as to all such acquisitions at any time made on or after the Closing Date) not to exceed the greater of (A) $* or (B) * percent (*%) of the aggregate principal amount of the Loans then previously made and (ii) if made with Debt assumed or incurred, are made solely with Subordinated Debt, or
(c) are approved in writing by the Required Lenders. Unless otherwise agreed in writing by the Required Lenders, no acquisition or investment by the Borrower will qualify as a Qualified Telecommunications Acquisition unless (1) the Borrower would have been in compliance with the financial and operating covenants contained in Article 10 of this Agreement as of the end of the last two fiscal quarters, giving pro forma effect to the EBITDA gains and losses and other financial attributes of the acquired company (or portion thereof) or associated with the acquired assets, (2) the projections for the Borrower, after giving effect to the acquisition, show compliance with such financial and operating covenants as of the end of the next two fiscal quarters, (3) EBITDA, giving pro forma effect to the acquisition, for the Borrower (on a consolidated basis) is not negatively affected, (4) the net worth of the Borrower (on a consolidated basis) is not reduced after giving effect to the acquisition, and
(5) in the event that such acquisition is an acquisition of Capital Stock, the acquired entity shall become a Subsidiary of the Borrower as a result of such acquisition (or may be merged with and into the Borrower in accordance with Section 9.3).

      "Quarterly Date" means the last day of each March, June, September and December of each year, the first of which shall be September 30, 1999.

      "Receivables" means, as at any date of determination thereof, each and every "account" as such term is defined in the UCC and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of the Borrower or any of its Subsidiaries in respect of services rendered by the Borrower or any of its Subsidiaries.

      "Reference Bank" means Citibank, N.A.

      "Register" means as specified in Section 13.8(d).

      "Registered Note" means as specified in Section 2.2(b).

      "Registered Note Register" means as specified in Section 13.8(h).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, guidelines or requests applying to a class

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 19
of lenders including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

      "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, dispersement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

      "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than any such event for which the 30-day notice requirement has been waived in regulations issued by the PBGC.

      "Required Lenders" means, at any date of determination, Lenders holding at least two-thirds (in Dollar amount) of the sum of (a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate amount of the outstanding Commitments.

      "Required Payment" means as specified in Section 3.4.

      "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lenders by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

      "Responsible Officer" means, as to any Loan Party, the chief executive officer, the president, any vice president, the chief financial officer, the chief operating officer or the treasurer of such Person.

      "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of


CREDIT AGREEMENT - Page 20
any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any subordinated debt (including, without limitation, Subordinated Debt); (d) any loan, advance or payment to any officer, director or shareholder of the Borrower or any of its Subsidiaries (other than a shareholder consisting of the Borrower or a Wholly-Owned Subsidiary of the Borrower), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business and exclusive of payments made for goods sold or services rendered which comply with
Section 9.7; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

      "Revolving Loans" means as such term is defined in Section 2.1(b).
       ---------------                                   --------------

      "Revolving Loans Borrowing Base" means, at any time as determined by the
       ------------------------------
Administrative Agent in accordance with Section 2.1(e), an amount determined by
                                        --------------
the Administrative Agent equal to * percent (*%) of Eligible Receivables.

      "Revolving Loans Commitment" means, as to any Lender, the obligation (if
       --------------------------
any) of such Lender to make or continue Revolving Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Revolving Loans Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Revolving Loans Commitments"
                       ------------    ----       ---------------------------
means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Revolving Loans Commitments is $10,000,000.

      "Revolving Loans Commitment Termination Date" means the Term Loans A
       -------------------------------------------
Commitment Termination Date or such later date to which the Revolving Loans Lenders may (on the Term Loans A Commitment Termination Date or any anniversary thereof), in their sole discretion, unanimously agree to extend the Revolving Loans Commitment Termination Date in one-year increments from time to time, but in no event shall the Revolving Loans Commitment Termination Date be later than the Maturity Date.

      "Revolving Loans Lenders" means the Lenders who hold Revolving Loans or
       -----------------------
who have Revolving Loans Commitments.

      "RFC" means RFC Capital Corporation, a Delaware corporation.
       ---
      "RFC Agreement" means that certain Receivables Sale Agreement dated as of
       -------------
March 8, 1999, by and between the Borrower and RFC.

      "Sales Representatives" means the Direct Sales Representatives,
       ---------------------
Branchisees and Agent Sales Managers of the Borrower.

      "Secured Debt" means, as of any date of determination, the sum of (a) the
       ------------
aggregate outstanding principal amount of the Loans plus (b) the aggregate outstanding principal amount of all other Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 21
in accordance with GAAP, which is secured or assured by any Lien or negative pledge or other similar preferential treatment.

      "Security Agreements" means security agreements, pledge agreements,
       -------------------
securities pledge agreements and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance satisfactory to the Administrative Agent executed by any Loan Party, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any such agreement, document or instrument subsequently executed in accordance or connection with this Agreement or any other Loan Document, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

      "Security Documents" means the Security Agreements and the Mortgages, as
       ------------------
they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Person in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

      "Senior Debt" means, as of any date of determination, the remainder of (a)
       -----------
Total Debt minus (b) the aggregate principal amount of Subordinated Debt then
           -----
outstanding.

      "Solvent" means, with respect to any Person as of the date of any
       -------
determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subordinated Debt" means unsecured Debt of the Borrower the payment of
       -----------------
which is contractually subordinated to the payment of the Loans on terms satisfactory to the Administrative Agent and the Required Lenders and as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Obligations to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so

CREDIT AGREEMENT - Page 22
long as any Default in the payment of principal (or premium, if any) or interest on the Obligations exists; and (b) such Debt and the Subordinated Debt Documents governing such Debt may not (i) require or otherwise provide for any payment or prepayment of principal of such Debt on or before or after the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including, without limitation, any redemption, retirement or repurchase which is contingent upon events of circumstances but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to six months after the Maturity Date of the Loans or (ii) permit any payment or prepayment, redemption or other retirement (including, without limitation, pursuant to an offer to purchase made by any obligor thereon) of such Debt at the option of the holder thereof prior to the Maturity Date of the Loans, other than payment of interest accrued with respect to such Debt on or after the due dates therefor as specified in the applicable Subordinated Debt Documents governing such Debt which are in effect as of the Closing Date.

      "Subordinated Debt Documents" means any and all agreements, documents and
       ---------------------------
instruments now or hereafter evidencing or governing any Subordinated Debt.

      "Subsidiary" means, with respect to any Person, any corporation or other
       ----------
entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

      "Telecommunications Assets" means all assets, rights (contractual or
       -------------------------
otherwise) and Properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

      "Telecommunications Business" means the business of (a) transmitting, or
       ---------------------------
providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in, or performing, creating, developing or marketing services relating thereto, a telecommunications business or (c) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those referred to in clause (a) or (b) preceding.
               ----------    ---

      "Term Loans" means the Term Loans A and the Term Loans B.
       ----------

      "Term Loans A" means as such term is defined in Section 2.1(a).
       ------------                                   --------------

      "Term Loans B" means as such term is defined in Section 2.1(b).
       ------------                                   --------------

      "Term Loans A Commitment" means, as to any Lender, the obligation (if any)
       -----------------------
of such Lender to make or continue Term Loans A hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans A Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Term Loans A Commitment" set forth in the most recent

CREDIT AGREEMENT - Page 23

Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Term Loans A Commitments"
                       ------------    ----       ------------------------
means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Terms Loans A Commitments is $120,000,000.
                        -------------------------

      "Term Loans A Commitment Termination Date" means the earlier to occur of
       ----------------------------------------
(a) July 30, 2001 or (b) July 30, 2000, if less than $* in aggregate principal amount of the Term Loans A and the Revolving Loans has been advanced as of such date.

      "Term Loans B Commitment" means, as to any Lender, the obligation (if any)
       -----------------------
of such Lender to make or continue Term Loans B hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans B Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Term Loans B Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Term Loans B Commitments" means such obligations
   ------------    ----       ------------------------
of all Lenders. As of the Closing Date, the aggregate principal amount of the Terms Loans B Commitments is $10,000,000.

      "Term Loans A Lenders" means the Lenders who hold any Term Loans A or who
       --------------------
have any Term Loans A Commitments.

      "Term Loans B Lenders" means the Lenders who hold any Term Loans B or who
       --------------------
have any Term Loans B Commitments.

      "Term Loans Commitments" means the Term Loans A Commitments and the Term
       ----------------------
Loans B Commitments.

      "Term Loans Lenders" means the Term Loans A Lenders and the Term Loans B
       ------------------
Lenders.

      "Term Notes A" means the promissory notes in the form of Exhibit B-1
       ------------                                            -----------
hereto made by the Borrower evidencing the Term Loans A and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section 13.8), and "Term Note A" means any of such
                     -------------       -----------
promissory notes.

      "Term Notes B" means the promissory notes in the form of Exhibit B-2
       ------------                                            -----------
hereto made by the Borrower evidencing the Term Loans B and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section 13.8), and "Term Note B" means any of such
                     -------------       -----------
promissory notes.

      "Total Capitalization" means, as to any Person and its Consolidated
       --------------------
Subsidiaries and as of any date of determination, the sum of (a) Total Debt of such Persons as of such date plus (b) the remainder of (i) Contributed Capital of such Persons as of such date minus (ii) the aggregate principal amount of
                                -----
Subordinated Debt of such Persons outstanding as of such date, determined on a consolidated basis in accordance with GAAP.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 24

      "Total Debt" means, as to any Person and its Consolidated Subsidiaries and
       ----------
as of any date of determination, the aggregate principal amount of all Debt of such Persons outstanding, determined on a consolidated basis in accordance with GAAP.

      "Type" means any type of Loan (i.e., a Base Rate Loan or Eurodollar Loan).
       ----

      "UCC" means the Uniform Commercial Code as in effect in the State of New
       ---
York and/or any other jurisdiction, the laws of which may be applicable to the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

      "U.S." means the United States of America.
       ---

      "U.S. Person" means a citizen or resident of the U.S., a corporation,
       -----------
partnership, limited liability company or other entity created or organized in or under any laws of the U.S. or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

      "U.S. Taxes" means any present or future tax, assessment or other charge
       ----------
or levy imposed by or on behalf of the U.S. or any taxing authority thereof.

      "Vendor" means Nortel Networks in its capacity as vendor under the Master
       ------
Purchase Agreement.

      "Voting Stock" of any Person means Capital Stock of such Person which
       ------------
ordinarily has voting power for the election of directors, managers or general partners (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary
       -----------------------
of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries .

      "Year 2000 Compliant" means that (a) the services, products or other
       -------------------
item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (b) neither the performance nor the functionality nor the business' provision of the services, products and other item(s) at issue will be affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the services, products and other item(s) at issue to ensure compliance with the "year 2000" representations and warranties and covenants contained in this Agreement includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, such design means that (i) no value for current date/time will cause any error, interruption or decreased performance in or for such services, products and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other services, products and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented

CREDIT AGREEMENT - Page 25
without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the business' supply of the services, products and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

      Section 1.2 Other Definitional Provisions. All definitions contained in
                  -----------------------------
this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "continuing", "continuation" or "continuance" means, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured to the reasonable satisfaction of the Administrative Agent within the applicable grace period (if any) specified in this Agreement or the other Loan Documents (as applicable) or waived in writing by the requisite Lenders in accordance with Section 13.11. The term "pro rata" as it relates to the
                -------------
application of payments to the Term Loans A, the Term Loans B and/or the Revolving Loans means pro rata based upon the relative outstanding principal amounts of such Loans. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. All references in this Agreement to any agreement shall be deemed to mean and refer to such agreement as it may be amended, modified or supplemented from time to time if (but only if) such amendment, modification or supplement has been approved by the Administrative Agent and the Required Lenders, is expressly referred to in such reference or is otherwise expressly permitted by the terms of this Agreement.

      Section 1.3 Accounting Terms and Determinations.
                  -----------------------------------

      (a) Except as may be expressly provided herein to the contrary, (i) all accounting terms (whether or not specifically defined herein) shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a), (ii) all financial
                                            --------------
information delivered to the Administrative Agent pursuant to Section 8.1 shall
                                                              -----------
be prepared in accordance with GAAP (subject to year end adjustments, if applicable) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements of the applicable Person referred to in Section 7.2 or in accordance with Section 8.7, and (iii)
                      -----------                       -----------
with respect to accounting terms or financial information defined or described in reference to a Person and its Consolidated Subsidiaries, all such terms and information shall be construed as applying to such Person and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

      (b) The Borrower shall deliver to the Administrative Agent and the Lenders, at the same time as the delivery of any annual or quarterly financial statement under Section 8.1, (i) a description, in reasonable detail, of any
                -----------
material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements prepared in accordance with the last sentence of Section 1.3(a) preceding as to which no
                                     --------------
objection has been made by the Administrative Agent and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

CREDIT AGREEMENT - Page 26

      (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement, the Borrower will not change the last day of its fiscal year from December 31 or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30 and September 30, respectively.

      (d) Unless otherwise expressly provided herein to the contrary, all references herein to the Closing Date and the Initial Funding Date shall be deemed to mean and refer to the Closing Date and the Initial Funding Date, respectively, after giving effect to all transactions which occur on or before such date.

      Section 1.4 Financial Covenants and Reporting. All financial statements
                  ---------------------------------
and reports required to be delivered pursuant to this Agreement and the other Loan Documents, and all financial covenants (if any) contained in this Agreement, shall be prepared or determined (as applicable) in accordance with GAAP (except as may be expressly provided to the contrary herein) and, if and to the extent that such statements, reports or covenants are to be prepared or determined on a consolidated basis, shall be prepared or determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries except as may be expressly provided to the contrary herein.

                                    ARTICLE 2

                                      Loans
                                      -----

      Section 2.1 Commitments.
                  ------------
      (a) Term Loans A. Subject to the terms and conditions of this Agreement
          ------------
(including, without limitation, Section 2.13(a), each Lender severally agrees
                                ---------------
to make one or more loans to the Borrower from time to time from and including the Initial Funding Date to but excluding the Term Loans A Commitment Termination Date up to but not exceeding the amount (if any) of such Lender's Term Loans A Commitment as then in effect. (Such loans referred to in this
Section 2.1(a) now or hereafter made by the Lenders to the Borrower, including,
--------------
without limitation, such loans which remain outstanding after the Term Loans A Commitment Termination Date, are hereinafter collectively called the "Term Loans A".) The Borrower may not reborrow the Term Loans A which have been repaid.

      (b) Term Loans B. Subject to the terms and conditions of this Agreement
          ------------
(including, without limitation, Section 2.13(a), each Lender severally agrees
                                --------------
to make one or more loans to the Borrower on the Initial Funding Date up to but not exceeding the amount (if any) of such Lender's Term Loans B Commitment as then in effect. (Such loans referred to in this Section 2.1(b) now or hereafter
                                                -------------
made by the Lenders to the Borrower, including, without limitation, such loans which remain outstanding after the Initial Funding Date, are hereinafter collectively called the "Term Loans B".) The Borrower may not reborrow the Term Loans B which have been repaid.

      (c) Revolving Loans. Subject to the terms and conditions of this Agreement
          ---------------
(including, without limitation, Section 2.13(a), each Lender severally agrees
                                ---------------
to make one or more loans to the Borrower from time to time from and including the Initial Funding Date to but excluding the Revolving Loans Commitment Termination Date (as such date may be extended from time to time as provided in the definition of such term) up to but not exceeding the amount (if any) of such Lender's Revolving Loans Commitment as then in effect; provided, however, that
                                                       --------  -------
the aggregate

CREDIT AGREEMENT - Page 27
outstanding principal amount of the Revolving Loans shall not at any time exceed the Revolving Loans Borrowing Base. (Such loans referred to in this Section
                                                                    -------
2.1(c) now or hereafter made by the Lenders to the Borrower, including, without
------
limitation, such Loans which remain outstanding after the Revolving Loans Commitment Termination Date, are hereinafter collectively called the "Revolving Loans.") Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving
                                                                   ---------
Loans at any time prior to (but not on or after) the Revolving Loans Commitment
-----
Termination Date.

      (d) Continuation and Conversion of Loans. Subject to the terms and
          ------------------------------------
conditions of this Agreement, the Borrower may borrow the Loans as Base Rate Loans or Eurodollar Loans and, until the Maturity Date, the Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.

      (e) Lending Offices. Loans of each Type made by each Lender shall be made
          ---------------
and maintained at such Lender's Applicable Lending Office for Loans of such Type.

      (f) Determinations of the Revolving Loans Borrowing Base. The Revolving
          ----------------------------------------------------
Loans Borrowing Base shall be determined in good faith by the Administrative Agent as of the Initial Funding Date and will be redetermined in good faith by the Administrative Agent thereafter promptly after the delivery, or required delivery, of a Borrowing Base Report in accordance with Section 8.1(s), in each
                                                        --------------
case as of the applicable date (i.e., as of the date of the Notice of Borrowing, if applicable, or as of the last day of the immediately preceding fiscal quarter). In addition, the Revolving Loans Borrowing Base shall be determined in good faith by the Administrative Agent prior to and in connection with each new Revolving Loan and may be redetermined in good faith by the Administrative Agent at any time and from time to time upon the occurrence and during the continuation of a Default.

      Section 2.2 Notes.
                  -----

      (a) Notes. Each of the Term Loans A, the Term Loans B and the Revolving
          -----
Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B-1, Exhibit B-2 and Exhibit B-3,
                                      -----------  -----------     -----------
respectively, hereto dated the Closing Date (or such later date on which such Lender becomes a party to this Agreement), payable to the order of such Lender in a principal amount equal to (i) with respect to the Term Loans A, the sum of
(A) the aggregate principal amount of the Term Loans A of such Lender plus (B)
                                                                      ----
the aggregate principal amount of the unfunded Term Loans A Commitment of such Lender, (ii) with respect to the Term Loans B, the sum of (A) the aggregate principal amount of the Term Loans B of such Lender plus (B) the aggregate principal amount of the unfunded Term Loans B Commitment of such Lender, and
(iii) with respect to the Revolving Loans, the aggregate principal amount of the Revolving Loans Commitment of such Lender, respectively, as originally in effect and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each applicable Loan made by such Lender to the Borrower and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under any such Note or this Agreement in respect of any such Loan.

      (b) Registered Notes. Any Lender that is not a U.S. Person and that could
          ----------------
become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due

CREDIT AGREEMENT - Page 28
to such Lender hereunder relating to any of its Term Loans or Revolving Loans if such Loans were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange such Lender's Note evidencing its Term Loans or Revolving Loans for a promissory note registered as provided in Section 13.8(h) hereof (a
                                                      --------------
"Registered Note"). Registered Notes may not be exchanged for Notes that are not
 ---------------
in registered form.

      Section 2.3 Repayment of Loans.
                  ------------------

      (a) Repayment of Term Loans A. The Borrower shall pay to the
          -------------------------
Administrative Agent for the account of each Term Loans A Lender the principal amount of the Term Loans A outstanding as of the Term Loans A Commitment Termination Date (and the principal amount of such Term Loans A outstanding as of such date shall be due and payable) in 20 quarterly installments, commencing on the Amortization Commencement Date and continuing on each Quarterly Date thereafter through and including the Maturity Date, each of which installments shall be in an amount equal to the percentage of the aggregate principal amount of the Term Loans A outstanding as of the Term Loans A Commitment Termination Date specified opposite such installment in the following table:

--------------------------------------------------------------------------------
                               Percentage of the Aggregate Principal Amount of
Principal Installment                  the Term Loans A Due and Payable

         1                                            *%
--------------------------------------------------------------------------------
         2                                            *%
--------------------------------------------------------------------------------
         3                                            *%
--------------------------------------------------------------------------------
         4                                            *%
--------------------------------------------------------------------------------
         5                                            *%
--------------------------------------------------------------------------------
         6                                            *%
--------------------------------------------------------------------------------
         7                                            *%
--------------------------------------------------------------------------------
         8                                            *%
--------------------------------------------------------------------------------
         9                                            *%
--------------------------------------------------------------------------------
         10                                           *%
--------------------------------------------------------------------------------
         11                                           *%
--------------------------------------------------------------------------------
         12                                           *%

         13                                           *%

         14                                           *%

         15                                           *%

         16                                           *%

         17                                           *%

         18                                           *%

         19                                           *%

         20                                           *%
--------------------------------------------------------------------------------

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 29

In addition, the Borrower shall pay to the Administrative Agent for the account of each Term Loans A Lender all outstanding principal of the Term Loans A (and all outstanding principal of the Term Loans A shall be due and payable) on the Maturity Date.

      (b) Repayment of Term Loans B. The Borrower shall pay to the
          -------------------------
Administrative Agent for the account of each Term Loans B Lender all outstanding principal of the Term Loans B (and all outstanding principal of the Term Loans B shall be due and payable) on the Maturity Date.

      (c) Repayment of Revolving Loans. The Borrower shall pay to the
          ----------------------------
Administrative Agent for the account of each Revolving Loans Lender the principal of the Revolving Loans outstanding as of the Revolving Loans Commitment Termination Date (and the principal of the Revolving Loans outstanding as of such date shall be due and payable) in 20 quarterly installments, commencing on the Amortization Commencement Date and continuing on each Quarterly Date thereafter through and including the Maturity Date, each of which installments shall be in an amount equal to the percentage of the aggregate principal amount of the Revolving Loans outstanding as of the Revolving Loans Commitment Termination Date specified opposite such installment in the following table:

--------------------------------------------------------------------------------
                               Percentage of the Aggregate Principal Amount of
Principal Installment                the Revolving Loans Due and Payable

         1                                            *%
--------------------------------------------------------------------------------
         2                                            *%
--------------------------------------------------------------------------------
         3                                            *%
--------------------------------------------------------------------------------
         4                                            *%
--------------------------------------------------------------------------------
         5                                            *%
--------------------------------------------------------------------------------
         6                                            *%
--------------------------------------------------------------------------------
         7                                            *%
--------------------------------------------------------------------------------
         8                                            *%
--------------------------------------------------------------------------------
         9                                            *%
--------------------------------------------------------------------------------
         10                                           *%
--------------------------------------------------------------------------------
         11                                           *%
--------------------------------------------------------------------------------
         12                                           *%

         13                                           *%

         14                                           *%

         15                                           *%

         16                                           *%

         17                                           *%

         18                                           *%

         19                                           *%

         20                                           *%
--------------------------------------------------------------------------------

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 30

In addition, the Borrower shall pay to the Administrative Agent for the account of each Revolving Loans Lender all outstanding principal of the Revolving Loans (and all outstanding principal of the Revolving Loans shall be due and payable) on the Maturity Date. To the extent that the Revolving Loans Commitment Termination Date is extended in accordance with the definition of such term, the installments otherwise due during such period shall be not required to be paid on the dates set forth in the table, but shall be added to and shall be due and payable concurrently with the due date for payment of the principal installment no. 20 of the Revolving Loans in the preceding table.

      Section 2.4 Interest.
                  --------

      (a)   Interest Rate. The Borrower shall pay to the Administrative Agent
            -------------
   for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender (or deemed made by such Lender with respect to a Loan assigned to such Lender after the making of such Loan) to the Borrower for the period commencing on the date of such Loan to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

            (i) during the periods such Loan is a Base Rate Loan, the lesser of
      (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and
                        ----
            (ii) during the periods such Loan is a Eurodollar Loan, the lesser of (A) the Adjusted Eurodollar Rate plus the Applicable Margin or (B) the
                                          ----
      Maximum Rate.

;provided, however, that, notwithstanding anything to the contrary contained in
 --------  -------  ----
this Agreement, the outstanding principal amount of the Term Loans B shall bear interest at the rate per annum equal to the lesser of (1) * percent (*%) or (2) the Maximum Rate.

      (b)   Payment Dates. Accrued interest on the Loans shall be due and
            -------------
payable as follows:

            (i) in the case of Base Rate Loans and Term Loans B, on each Monthly Date;

            (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three- month intervals after the first day of such Interest Period;

            (iii) upon the payment or prepayment (whether mandatory or optional) of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

            (iv) with respect to all Loans, on the Maturity Date.

      (c)   Default Interest. Notwithstanding the foregoing, the Borrower shall
            ----------------
pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate (i) at all times during which any Default has occurred and is continuing, on any principal of any Loan outstanding, and (ii) to the fullest extent permitted by law, any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of such Lender which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 31

Interest payable at the Default Rate shall be payable from time to time (A) on demand by the Administrative Agent if an Event of Default has then occurred and is continuing and (B) in any event (whether or not an Event of Default has occurred or is continuing) on the dates for payment of interest specified in
Section 2.4(b).
--------------

      Section 2.5 Borrowing Procedure. The Borrower shall give the
                  -------------------
Administrative Agent notice of each borrowing hereunder in accordance with
Section 2.9. Not later than 1:00 p.m. (New York, New York time) on the date
-----------
specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount of each borrowing hereunder so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available, for and on behalf of the Borrower, in immediately available funds by no later than 1:00 p.m. (New York, New York time); provided,
                                                                      --------
however, that the Administrative Agent may, in its discretion, cause such amount
-------
to be made available directly to or for the benefit of the Person who is to receive the proceeds of such Loan in accordance with Section 2.10 (e.g., the
                                                     ------------
Vendor if and to the extent that proceeds of such borrowing are used to pay for Nortel Networks Goods and Services). Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that Nortel Networks is a Lender under this Agreement, the Borrower further hereby irrevocably agrees that each Loan to be advanced by Nortel Networks to the Borrower in accordance with this Agreement (and only in accordance with this Agreement and after the Administrative Agent's receipt of a Notice of Borrowing executed by the Borrower) may (in the discretion of Nortel Networks and if and to the extent that the proceeds of such Loan are to be paid to Nortel Networks) be effectively disbursed on the date set forth in the Notice of Borrowing for such disbursement to the Borrower by virtue of a credit in the amount of such Loan given to the Borrower under the Master Purchase Agreement.

      Section 2.6 Optional Prepayments, Conversions and Continuations of Loans.
                  ------------------------------------------------------------
Subject to Section 2.8, the Borrower shall have the right from time to time to prepay the Loans in whole or in part, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that:
                                                                  -------------
(a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b)
                                                      -----------
Eurodollar Loans may only be Converted on the last day of the Interest Period and any prepayment of Eurodollar Loans on any day other than the last day of the Interest Period shall be subject to payment of the additional compensation specified in Section 4.5, (c) except for Conversions of Eurodollar Loans into
             -----------
Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, (d) optional prepayments of the Loans shall be applied first to the principal of the Term Loans A (until such Loans are paid in full) and shall be applied to the then remaining installments of the principal of the Term Loans A pro rata and then to the principal of the Revolving Loans and, on and after the Revolving Loans Commitment Termination Date, shall be applied to the then remaining installments of the principal of the Revolving Loans pro rata. The Borrower shall have the right to prepay the Terms Loans B in whole or in part at any time after the consummation of a Qualified Offering. Notwithstanding anything to the contrary contained in this Agreement, except as provided in the immediately preceding sentence, the Borrower shall not have the right to prepay (and the Term Loans B Lenders shall not have any right to receive or retain any prepayment of) the Term Loans B unless and until (i) all Term Loans A have been paid in full and all Term Loans A Commitments have terminated or expired and (ii) all Revolving Loans have been paid in full and all Revolving Loans Commitments have terminated or expired. Except for prepayments of the Revolving Loans prior to the Revolving Loans Commitment Termination Date which may be


CREDIT AGREEMENT - Page 32
reborrowed in accordance with this Agreement, no amounts prepaid pursuant to this Section 2.6 may be reborrowed.
     -----------

      Section 2.7 Mandatory Prepayments.
                  ---------------------

      (a) Asset Dispositions, etc. The Borrower shall, within two Business Days
          -----------------------
after it receives any Net Proceeds of any Asset Disposition, proceeds of any Insurance Recovery or proceeds of condemnation awards aggregating in excess of $500,000 during any period of 12 consecutive months or less (the amount of such Net Proceeds or proceeds exceeding $500,000 received during any such period are herein called the "Excess Proceeds Amount"), pay to the Administrative Agent, as
                   ----------------------
a prepayment of the Loans, an aggregate amount equal to the Excess Proceeds Amount; provided, that no such prepayment will be required if and to the extent
        --------
that the Excess Proceeds Amount is fully re-invested in productive assets used in the ordinary course of Borrower's or its Subsidiary's (as applicable) business within * days of the receipt of such Excess Proceeds Amount; provided,
                                                                      --------
further, however, that the Excess Proceeds Amount shall be deposited into a cash
-------  -------
collateral account held by the Administrative Agent pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent until such time as such amount (exclusive of any interest accrued thereon) is either re-invested within such * day period or applied to the Loans or other Obligations as provided in this Section 2.7.

      (b) Excess Cash Flow. The Borrower shall, commencing on the first March 31
          ----------------
following the Term Loans A Commitment Termination Date and continuing on each anniversary thereafter, pay (or cause to be paid) to the Administrative Agent, as a prepayment of the Loans and other Obligations then outstanding, an aggregate amount equal to * percent (*%) of Excess Cash Flow for the fiscal year then most recently ended; provided, however, that no prepayment shall be
                          --------  -------
required pursuant to this Section 2.7(b) for any fiscal year in which * percent
                          -------------
(*%) of Excess Cash Flow is less than $1,000,000.

      (c) Sale of the Network. The Borrower shall, concurrently with any sale or
          -------------------
transfer of the Network or any material portion thereof, prepay in full (i) the outstanding principal amount of all Loans, (ii) all interest accrued and unpaid with respect to all Loans and (iii) all other outstanding Obligations.

      (d) Revolving Loans Borrowing Base. If at any time the outstanding
          ------------------------------
principal amount of the Revolving Loans exceeds an amount equal to the lesser of
(i) the Revolving Loans Borrowing Base then in effect (as determined from time to time in accordance with Section 2.1(e) or (ii) the aggregate amount of the
                           -------------
Revolving Loans Commitments, then, within one Business Day thereafter, the Borrower shall pay to the Administrative Agent the amount of such excess as a prepayment of the Revolving Loans.

      (e) Application of Mandatory Prepayments. All prepayments pursuant to
          ------------------------------------
Section 2.7(a) and Section 2.7(b) shall be (i) if required to be made prior to
-------------      -------------
the Revolving Loans Commitment Termination Date, applied (A) first to the principal of the Term Loans A (until such Loans are paid in full) and shall be applied to the then remaining installments of the principal of the Term Loans A in the inverse order of the maturities of such installments, (B) then to the principal of the Revolving Loans and, on and after the Revolving Loans Commitment Termination Date, shall be applied to the then remaining installments of the principal of the Revolving Loans in the inverse order of the maturities of such installments, and (C) then to the remaining outstanding Obligations

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 33
in such order as the Administrative Agent may determine, and (ii) if required to be made on or after the Revolving Loans Commitment Termination Date, applied (A) pro rata to the principal of the Term Loans A and the Revolving Loans (until such Loans are paid in full) in the inverse order of the maturities of the then remaining installments of such Loans and (B) then to the remaining outstanding Obligations in such order as the Administrative Agent may determine. All prepayments pursuant to Section 2.7(c) shall be applied pro rata to the
                        --------------
principal of the Term Loans A, the Term Loans B and the Revolving Loans (until such Loans are paid in full) in the inverse order of the maturities of the then remaining installments (if any) of such Loans and then to the remaining outstanding Obligations in such order as the Administrative Agent may determine. All prepayments pursuant to Section 2.7(d) shall be applied to the principal of
                            --------------
the Revolving Loans (until such Loans are paid in full) and, on and after the Revolving Loans Commitment Termination Date, shall be applied to the then-remaining installments of the principal of the Revolving Loans in the inverse order of the maturities of such installments, shall then be applied to the Term Loans A (until such Loans are paid in full) and shall then be applied to the remaining outstanding Obligations in such order as the Administrative Agent may determine.

      (f) No Reborrowing. No amounts of the Term Loans prepaid pursuant to this
          --------------
Section 2.7, and no amounts of the Revolving Loans prepaid after the Revolving
-----------
Loans Commitment Termination Date, may be reborrowed.

      Section 2.8 Minimum Amounts. Except for Conversions and prepayments
                  ---------------
pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each optional prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000 (or $500,000 with respect to borrowings, Conversions and optional prepayments of the Revolving Loans) or an integral multiple of $100,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period); provided, however, that a prepayment of the Revolving Loans made in connection with a termination of the Revolving Loans Commitments may be in the aggregate principal amount of the Revolving Loans then outstanding.

      Section 2.9 Certain Notices. Notices by the Borrower to the Administrative
                  ---------------
Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York, New York, time) on the applicable Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

--------------------------------------------------------------------------------
                                                                 Number of
                        Notice                              Business Days Prior
--------------------------------------------------------------------------------
Borrowings of Term Loans B                                      0 (same day)
--------------------------------------------------------------------------------
Terminations or Reductions of Commitments                            1
--------------------------------------------------------------------------------
Borrowings of Loans which are Base Rate Loans                        2
--------------------------------------------------------------------------------

CREDIT AGREEMENT - Page 34

--------------------------------------------------------------------------------
Borrowings of Loans which are Eurodollar Loans                       3
--------------------------------------------------------------------------------
Prepayments of Loans                                                 3
--------------------------------------------------------------------------------

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof)
                                                           -----------
and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of termination, reduction, borrowing, Conversion, Continuation or prepayment shall be in the form of Exhibit C hereto,
                                                               ---------
appropriately completed as applicable. Each notice of borrowing (a "Notice of
                                                                    ---------
Borrowing") (a) shall certify that all proceeds of the requested Loans are,
---------
concurrently with the making of such Loans, being used by the Borrower for the purpose specified in Section 2.10 and (b) shall be accompanied by such other
                     ------------
evidence as to use of the proceeds of such borrowing, as the Administrative Agent may reasonably request from time to time. Each notice which includes reference to the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as Eurodollar Loan) will be
        -----------
automatically Converted into a Base Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

      Section 2.10 Use of Proceeds.
                   ---------------

      (a) Loans. The Borrower agrees that (i) all proceeds of the Term Loans A
          -----
shall be used (A) to finance the purchase price for Nortel Networks Goods and Services provided by Nortel Networks under the Master Purchase Agreement, excluding sales and use taxes and freight charges, which Nortel Networks Goods and Services shall be used in the construction and operation of the Network and
(B) to pay (or reimburse the Borrower for its prior payment of) Eligible Third-Party Expenses up to an amount not to exceed the Maximum Financed Amount of Eligible Third-Party Expenses, provided, however, that proceeds of Loans may
                                  --------- -------
not be used to reimburse the prior payment of any Eligible Third-Party Expenses initially paid more than three months prior to the date of the making of such Loans, (ii) all proceeds of the Term Loans B shall be used to provide working capital to the Borrower and for general corporate purposes of the Borrower, and
(iii) all proceeds of the Revolving Loans shall be used to provide working capital to the Borrower and for general corporate purposes of the Borrower, in each case in the ordinary course of its business.

      (b) Maximum Financed Amount of Eligible Third-Party Expenses. The Maximum
          --------------------------------------------------------
Financed Amount of Eligible Third-Party Expenses shall be determined by the Administrative Agent in good faith as of the Initial Funding Date and will be redetermined in good faith by the Administrative Agent thereafter immediately prior to the proposed borrowing date of any Loan, the proceeds of which (in whole or in part) are proposed to be used to pay Eligible Third Party Expenses.

CREDIT AGREEMENT - Page 35

      (c) Margin Stock. None of the proceeds of any Loan may be used to acquire
          ------------
any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or to purchase or carry any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

      Section 2.11 Fees.
                   ----

      (a) Subject to Section 13.12, the Borrower shall, commencing on *
                     -------------
and for all periods thereafter, pay to the Administrative Agent for the account of each applicable Lender a commitment fee on the daily average unused or unfunded amount of each of such Lender's Term Loans A Commitments and Revolving Loans Commitments (as the same may be terminated or reduced pursuant to Section 2.13), for the period from and including the date on which such
   ------------
Lender (or its predecessor in interest with respect to such Commitments assigned to such Lender as to which a commitment fee has not previously been paid during the applicable period) became a party hereto to but excluding the Term Loans A Commitment Termination Date or the Revolving Loans Commitment Termination Date, as the case may be, at the rate of * percent (*%) per annum based on a 360 day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Term Loans A Commitment Termination Date or the Revolving Loans Commitment Termination Date, as the case may be.

      (b) Subject to Section 13.12, the Borrower agrees to pay to the
                     -------------
Administrative Agent and Nortel Networks such additional fees as are specified in the Administrative Agent's Letter, which fees shall be payable in such amounts and on such dates as are specified therein.

      Section 2.12 Computations. Interest and fees payable by the Borrower
                   ------------
hereunder and under the other Loan Documents on all Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

      Section 2.13 Termination or Reduction of Commitments.
                   ---------------------------------------

      (a) Notwithstanding anything to the contrary contained in this Agreement, each of the Commitments shall automatically terminate upon the earlier to occur of (i) the occurrence of any Change in Control, or (ii) any sale or transfer of the Network or any material portion thereof.

      (b) The Borrower shall have the right to terminate or reduce in part the unused portion of the Term Loans A Commitments and the Revolving Loans Commitments at any time and from time to time prior to the Term Loans A Commitment Termination Date and the Revolving Loans Commitment Termination Date, respectively; provided, however, that (i) no such termination or reduction shall
              --------  -------
be effective unless the Borrower shall have given notice of each such termination or reduction as provided in Section 2.9 and (ii) each partial
                                        -----------
reduction of any such Commitment shall be in an aggregate amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

      (c) The Commitments may not be reinstated after they have been terminated or increased after they have been reduced.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 36

                                    ARTICLE 3

                                    Payments
                                    --------

      Section 3.1 Method of Payment. All payments of principal, interest, fees
                  -----------------
and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York, New York time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as the Administrative Agent may elect, subject to
Section 3.2). Upon the occurrence and during the continuation of an Event of
------------
Default, all proceeds of any Collateral and all other funds of the Borrower in the possession of the Administrative Agent or any Lender may be applied by the Administrative Agent to the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 3.2. Each payment received by
                                           -----------
the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

      Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in
                  ------------------
this Agreement: (a) each Loan shall be made by the Lenders under Section 2.1,
                                                                 -----------
each payment of commitment fees under Section 2.11(a) shall be made for the
                                      ---------------
account of the Lenders, and each termination or reduction of the Commitments under Section 2.13 shall be applied to the Commitments of the Lenders, pro rata
      ------------
according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Lenders holding Loans of such
   ------------
Type according to the amounts of their respective Commitments; (c) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders.

      Section 3.3 Sharing of Payments, Etc.
                  ------------------------

      (a) Setoff, Etc. If a Lender shall obtain payment of any principal of or
          -----------
interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such

CREDIT AGREEMENT - Page 37
adjustments from time to time, as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of the Borrower.

      (b) Sale or Liquidation of Collateral, Etc. In the event of any sale or
          --------------------------------------
liquidation of the Collateral or any portion thereof as a result of or in connection with the occurrence of an Event of Default and receipt by the Administrative Agent of any proceeds thereof, or in the event of any bankruptcy or similar proceedings involving the Borrower or any of its Subsidiaries and receipt by the Administrative Agent of any payments with respect to the Obligations in connection therewith, all proceeds thereof shall be applied by the Administrative Agent as follows: (i) first, to reimburse the Administrative Agent for all fees, costs and expenses relating to such sale or liquidation or proceedings, (ii) second, pro rata to the accrued and unpaid interest with respect to the Terms Loans A, the Term Loans B and the Revolving Loans, (iii) third, pro rata to the principal of the Term Loans A, the Term Loans B and the Revolving Loans (until such Loans are paid in full), and (iv) fourth, to the then remaining outstanding Obligations in such order as the Administrative Agent may determine.

      Section 3.4 Non-Receipt of Funds by the Administrative Agent. Unless the
                  ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the
 -----
Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the
 ----------------
Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

      Section 3.5 Taxes.
                  -----

      (a) All payments by the Borrower of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than franchise taxes and taxes on the overall net income of any Lender). If any such taxes, levies, duties, imposts, assessments or other charges are so levied or imposed, the Borrower will (i) make additional

CREDIT AGREEMENT - Page 38
payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or
                                             -----------
interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided
                                                                     --------
that the Borrower shall not have any obligation to pay such additional amounts to any Lender to the extent that such taxes, levies, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6), (ii) make such
                                             ------------
withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the Borrower will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by the Borrower under or with respect to the Loans other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by the Borrower which have previously resulted in the payment of the required additional amount to such Lender, and (B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net
                                                ----------
amount received by such Lender (net of payments made under or with respect to the Loans) after such reimbursement will not be less than the net amount such Lender would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. The Borrower shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

      (b) The Borrower will indemnify the Administrative Agent and each Lender (without duplication) against, and reimburse the Administrative Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Administrative Agent or such Lender or any lending office of the Administrative Agent or such Lender by any jurisdiction in which the Administrative Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes").
                                                          --------------------
Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

      (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrower under this Section 3.5 shall
                                                           ------------
survive the payment of the Loans and the other Obligations and termination of the Commitments.

      Section 3.6 Withholding Tax Exemption. Each Lender that is not
                  -------------------------
incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Initial Funding Date or the date upon which it initially becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrower and the Administrative Agent, two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8 or other equivalent documents, as appropriate, certifying in any case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 or other equivalent

CREDIT AGREEMENT - Page 39
documents, as appropriate, further undertakes to deliver to the Borrower and the Administrative Agent, two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

      Section 3.7 Reinstatement of Obligations. Notwithstanding anything to the
                  ----------------------------
contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the Notes and the Security Documents), (c) the indebtedness, liabilities and obligations of the Borrower and any other Loan Parties, and (d) all Liens for the benefit of the Administrative Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

      Section 3.8 No Force Majeure, Disputes. The Borrower's obligation to pay
                  --------------------------
all amounts due under the Loans and the other Obligations shall not be affected by (a) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have against the Vendor for any reason whatsoever arising under or pursuant to the Master Purchase Agreement or otherwise relating to the purchase of goods or services from the Vendor, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material or service provided by the Vendor, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower or affecting any of its Properties, (d) any action of any Governmental Authority or any damage to or destruction of or any taking of the Borrower's Property or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission herein or in the other Loan Documents (except for express written modifications to this Agreement or other Loan Documents as and in the manner permitted under this Agreement or the other Loan Documents), (f) any dissolution of the Borrower, (g) any inability or illegality with respect to the use or ownership of the Borrower's Property, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, (i) the invalidity or unenforceability of any of the Loan Documents or any other infirmity therein or any lack of power or authority of the Administrative Agent or any Lender or the Borrower, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Borrower shall have notice or knowledge of any of the foregoing, it being the intention of the Administrative Agent and the Lenders and the Borrower that the Obligations of the Borrower shall be absolute and unconditional and shall be separate and


CREDIT AGREEMENT - Page 40
independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof or of any of the other Loan Documents.

      Section 3.9 Return of Notes upon Payment in Full. Upon the payment in full
                  ------------------------------------
of all Obligations and the termination of all Commitments, each Lender shall either (a) mark the Note(s) held by it as "Paid in Full" and return such Note(s) to the Borrower or (b) provide the Borrower with other reasonable evidence of payment of such Note(s).

                                    ARTICLE 4

                         Yield Protection and Illegality
                         -------------------------------

      Section 4.1 Additional Costs.
                  ----------------

      (a) The Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any of such Loans, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any
                                ----------------
Regulatory Change which:

            (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof,
                                                            -----------
      but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

            (iii) imposes any other condition affecting this Agreement or the Notes or any extensions of credit or liabilities or commitments contemplated hereunder or thereunder.

Each Lender will notify the Borrower (with a copy to the Administrative Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it
                              --------------
obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no
                                    --------
obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section
                                                                      -------
4.1(a). If any Lender requests
------

CREDIT AGREEMENT - Page 41
compensation from the Borrower under this Section 4.1(a), the Borrower may, by
                                          --------------
notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall
                                                        -----------
be applicable).

      (b) Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender
-----------
either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall
                                                        -----------
be applicable).

      (c) Determinations and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining
-----------
its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

      Section 4.2 Limitation on Types of Loans. Anything herein to the contrary
                  ----------------------------
notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
                                                                        -------
1.1 hereof are not being provided in the relative amounts or for the relative
---
maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

      (b) the Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate
                              -----------
of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.


CREDIT AGREEMENT - Page 42

      Section 4.3 Illegality. Notwithstanding any other provision of this
                  ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or (b) maintain Eurodollar Loans, then such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).
              -----------

      Section 4.4 Treatment of Affected Loans. If the obligation of any Lender
                  ---------------------------
to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans
                      -----------    ---
shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as
                       --------------    ---
such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such
                           -----------    ---
Conversion no longer exist:

      (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

      (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Base Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower that the circumstances specified in
Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's
-----------    ---
Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Lender
                                  -----------
agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

      Section 4.5 Compensation. The Borrower shall pay to the Administrative
                  ------------
Agent for the account of each Lender, promptly upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

      (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest
            ------------
Period for such Loan; or

      (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be
                                                                 -------
satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.


CREDIT AGREEMENT - Page 43

      Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall
                  ----------------
have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or
                        -----------
amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

      Section 4.7 Additional Interest on Eurodollar Loans. Without duplication
                  ---------------------------------------
of Section 2.4 or amounts directly included in the definition of the term
   -----------
"Adjusted Eurodollar Rate", the Borrower shall pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this Section 4.7 shall be
                                                           -----------
payable by the Borrower on each date upon which interest is payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however, that the Borrower
                            --------------  --------  -------
shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the Borrower has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the Borrower shall be obligated to make all such payments of additional interest, including, without limitation, such payment of additional interest that otherwise would have been payable by the Borrower on or prior to such time had the Borrower been earlier informed).

      Section 4.8 Replacement of Lenders. If at any time a Lender, other than
                  ----------------------
Nortel Networks, becomes a Gross Up Lender, the Borrower shall have the right to replace such Lender with another Person; provided that (a) such other Person
                                         --------
shall be an Eligible Assignee and such other Person shall execute an Assignment and Acceptance, (b) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find such other Person, (c) in the event of a replacement of a Gross Up Lender, in order for the Borrower to be entitled to replace such Lender, such replacement must take place no later than 180 days after the date the Gross Up Lender shall notify the Borrower and the Administrative Agent of its desire to be paid any amounts pursuant to Section
                                                                      -------
3.5, 4.1 or 4.6, and (d) if the Borrower replaces one Gross Up Lender, it must
---  ---    ---
replace all Gross Up Lenders or


CREDIT AGREEMENT - Page 44
replace all Gross Up Lenders on a pro rata basis. Each Lender, other than Nortel Networks, agrees to its replacement at the option of the Borrower pursuant to this Section 4.8 and in accordance with Section 13.8; provided that the
     -----------                        ------------  --------
successor Lender shall purchase without recourse such Lender's interest in the Obligations of the Borrower to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any Eurodollar Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts under this Article 4) then owing to such Lender hereunder
                                  ---------
or under any other Loan Document and the Borrower shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents.

                                    ARTICLE 5

                                    Security
                                    --------

      Section 5.1 Collateral. To secure the full and complete payment and
                  ----------
performance of the Obligations, the Borrower will, and will cause Holdings and each of the Subsidiaries of the Borrower to, grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a perfected, first priority Lien on all of the right, title and interest of the Borrower and its Subsidiaries in and to all Property (as more specifically described in the Security Documents) and on all of the right, title and interest of Holdings in and to all Capital Stock of the Borrower (as more specifically described in the Security Documents), whether now owned or hereafter acquired, pursuant to the Security Documents, including, without limitation, the following:

      (a) all Capital Stock of the Borrower and each of the Subsidiaries of the Borrower;

      (b) all of the Property (as such Property is more specifically described in the Security Documents) of the Borrower and each of the Subsidiaries of the Borrower, including, without limitation, the following: Investments (including certificates of deposit); accounts; inventory (including, without limitation, work in process); equipment; deposit accounts (including cash collateral accounts); brokerage accounts; instruments; contract rights (including, without limitation, all contracts relating to the construction or operation of the Network, including rights of way, easements, leases and all related contracts, and all consents and waivers necessary or appropriate from all parties to such contracts); customer deposits in connection with purchase orders; general intangibles; real Property and interests therein (if and to the extent required pursuant to Section 5.4); instruments; chattel paper; Licenses; Intellectual
            -----------
Property; and intercompany Debt;

      (c) all Debt owed by the Borrower or any Subsidiary of the Borrower to Holdings; and

      (d) all cash and non-cash proceeds and products of any of the foregoing.

      Section 5.2 Guaranties. The Borrower will cause Holdings and each of the
                  ----------
Subsidiaries of the Borrower (whether owned as of the Closing Date or thereafter organized or created) to Guarantee the payment and performance of the Obligations pursuant to the Guaranties.

      Section 5.3 New Subsidiaries; Additional Capital Stock. Contemporaneously
                  ------------------------------------------
with the creation or acquisition of any Subsidiary of the Borrower after the Closing Date, the Borrower shall:


CREDIT AGREEMENT - Page 45

      (a) grant or cause to be granted to the Administrative Agent, for the benefit of itself and the Lenders, a perfected, first priority security interest in all Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower (to the extent such Capital Stock was not previously pledged to the Administrative Agent);

      (b) cause each such Subsidiary to Guarantee the payment and performance of the Obligations by executing and delivering to the Administrative Agent a Guaranty or a joinder therein acceptable to the Administrative Agent; and

      (c) cause each such Subsidiary to execute and deliver to the Administrative Agent a Security Agreement and such other Security Documents, in form and substance acceptable to the Administrative Agent, as the Administrative Agent may request to grant the Administrative Agent, for the benefit of itself and the Lenders, a perfected, first priority Lien on all Property of such Subsidiary.

Contemporaneously with the issuance of any additional Capital Stock of the Borrower or any of the Subsidiaries of the Borrower after the Closing Date, the Borrower shall, and shall cause Holdings and each of the Subsidiaries of the Borrower to, grant or cause to be granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority security interest in all Capital Stock or other ownership interests in the Borrower or such Subsidiary of the Borrower owned by Holdings, the Borrower or any Subsidiary of the Borrower (to the extent such Capital Stock or other ownership interests are not already so pledged to the Administrative Agent). The Borrower covenants that none of the Capital Stock to be pledged in accordance with this Section 5.3 shall be subject to any transfer restriction,
          -----------
shareholders' agreement or other restriction except for such restrictions under applicable securities laws or under applicable federal or state laws or regulations governing telecommunications providers, such restrictions existing as of the Closing Date which have been disclosed to the Administrative Agent in the Security Documents and such restrictions, if any, as may be reasonably acceptable to the Administrative Agent. In connection with and in addition to the foregoing, the Borrower shall, and shall cause Holdings and each of the Subsidiaries of the Borrower and other appropriate Persons (as applicable) to, execute and/or deliver such further agreements, documents and instruments (including, without limitation, stock certificates, stock powers and financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 5.3.
                     -----------

      Section 5.4 Mortgaged Properties; Landlord Waivers. Without limiting the
                  --------------------------------------
generality of the other terms and provisions of this Article 5, the Borrower
                                                     ---------
shall, and shall cause each of the Subsidiaries of the Borrower to, on the Closing Date (with respect to any fee real Property or leasehold interest therein owned as of the Closing Date) or contemporaneously with the acquisition of any fee real Property or leasehold interest therein (with respect to any fee real Property or leasehold interest therein acquired after the Closing Date), execute, acknowledge and deliver to the Administrative Agent a Mortgage or an amendment or modification to an existing Mortgage covering all fee real Property and all leasehold interests therein owned by any such Loan Party, together with evidence in form and substance reasonably satisfactory to the Administrative Agent and its counsel that the Mortgage creates a valid, first priority Lien on the fee estate or leasehold estate (as applicable), in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders securing the payment and performance of the Obligations (including, without limitation and if requested by the Administrative Agent and with respect to fee real Property, a


CREDIT AGREEMENT - Page 46
commitment for a mortgagee policy of title insurance insuring the Administrative Agent's first priority Lien status created by such Mortgage or a title opinion in favor of the Administrative Agent), and together with current appraisals complying with all applicable regulatory requirements and surveys certified to the Administrative Agent and the Lenders if requested by the Administrative Agent, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that, with respect to any
                          --------  -------
particular parcel of fee real Property, the Borrower and its Subsidiaries shall not be required to execute a Mortgage or Mortgages in favor of the Administrative Agent unless and until the Borrower and/or its Subsidiaries own fee real Properties having an aggregate fair market value (inclusive of fixtures) of $250,000 or more (at which time all fee real Property owned by the Borrower and/or its Subsidiaries shall be mortgaged in favor of the Administrative Agent); provided, further, however, that, with respect to any
                       --------  -------  -------
particular leasehold interest in real Property, the Borrower and its Subsidiaries shall not be required to execute a Mortgage or Mortgages in favor of the Administrative Agent unless and until the Borrower and/or its Subsidiaries own leasehold interests having an aggregate fair market value of $250,000 or more (based upon the intrinsic value of such leasehold interests in excess of the rental payable thereunder) (at which time all leasehold interests owned by the Borrower and/or its Subsidiaries shall be mortgaged in favor of the Administrative Agent). In addition, if requested by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries with an interest in such Property to, provide the Administrative Agent with a current environmental assessment of such Property in form and substance reasonably satisfactory to the Administrative Agent. In addition, with respect to each lease of real Property executed by the Borrower or any of its Subsidiaries, the Borrower will, and will cause each of its Subsidiaries to, obtain waivers or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral or Property affected thereby, the Administrative Agent's access to such Collateral or Property and the right of the Administrative Agent, the Lenders or their designee to succeed to the rights of such Loan Party that is the lessee under the lease, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided,
                                                               --------
however, that such waivers or subordinations need not be obtained for individual
-------
leases where inventory or equipment of a Loan Party having an aggregate value, based upon original invoice cost, of less than $500,000 is located; provided,
                                                                    --------
further, however, that the aggregate value, based upon original invoice cost, of
-------  -------
inventory or equipment that is located on leaseholds for which waivers or subordinations have not been obtained shall not at any time exceed the lesser of
(a) $* or (b) *% of the aggregate amount of the Loans made under this Agreement.

      Section 5.5 Further Assurances. In addition to the foregoing, the Borrower
                  ------------------
shall, and shall cause each of the other Loan Parties to, execute and/or deliver such further agreements, documents and instruments (including, without limitation, financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Article 5.
                                            ---------
      Section 5.6 Setoff. If an Event of Default shall have occurred and be
                  ------
continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding any trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Note or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 47

Agreement, such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of
--------
such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                    ARTICLE 6

                              Conditions Precedent
                              --------------------

      Section 6.1 Initial Extension of Credit. The obligation of each Lender to
                  ---------------------------
make its initial Loan under this Agreement is subject to the receipt by the Administrative Agent, on or before the Initial Funding Date, of all of the following in form and substance satisfactory to the Administrative Agent and the Lenders and, in the case of actions to be taken, the taking of the following required actions and evidence that such actions have been taken to the satisfaction of the Administrative Agent:

      (a) Resolutions. Resolutions of the board of directors or equivalent
          -----------
governing body (as applicable) certified by the Secretary or an Assistant Secretary or equivalent officer or representative of each Loan Party which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

      (b) Incumbency Certificate. A certificate of incumbency certified by the
          ----------------------
Secretary or an Assistant Secretary (or other analogous officer) of each Loan Party certifying as to the name of each officer or other representative of such Loan Party (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

      (c) Articles of Incorporation. The articles of incorporation or other
          -------------------------
analogous constitutional documents of each Loan Party certified by the Secretary of State or other applicable Governmental Authority of the state of incorporation or organization of such entity and dated as of a Current Date;

      (d) Bylaws. The bylaws or other analogous constitutional documents of each
          ------
Loan Party certified by its Secretary or an Assistant Secretary (or other analogous officer or representative);

      (e) Governmental Certificates. Certificates of appropriate officials as to
          -------------------------
the existence and good standing of each of the Loan Parties in its jurisdiction of incorporation or organization and in all jurisdictions in which such Loan Party is qualified or is required to qualify to do business as a foreign entity, each such certificate to be dated as of a Current Date;

      (f) Notes. The Notes duly completed and executed by the Borrower (one
          -----
payable to the order of each Lender with respect to each of its Term Loans A Commitment, Term Loans B Commitment and Revolving Loans Commitment);


CREDIT AGREEMENT - Page 48

      (g) Security Agreements and Other Security Documents. Security Agreements
          ------------------------------------------------
and other Security Documents executed by each of the Loan Parties pertaining to the Collateral owned by such Loan Party or in which such Loan Party has rights sufficient to create a Lien (one such Security Agreement executed by each such Loan Party) together with all related financing statements and other filings, consents to collateral assignments from all parties to all Material Contracts included as part of the Collateral in form and substance acceptable to the Administrative Agent, delivery of all pledged Capital Stock and instruments constituting Collateral, together with appropriate stock powers and endorsements thereto and, with respect to each existing lease of real Property where Collateral is located and if and to the extent required by Section 5.4, waivers
                                                           -----------
or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral or Property affected thereby, the Administrative Agent's access to such Collateral or Property and the right of the Administrative Agent, the Lenders or their designee to succeed to the rights of the Loan Party that is the lessee under the lease, in each case in form and substance satisfactory to the Administrative Agent;

      (h) Mortgages, etc. If and to the extent required by Section 5.4,
          ---------------                                  -----------
Mortgages executed by the Borrower and/or its Subsidiaries (as applicable) pertaining to the real Property Collateral owned or leased by such Loan Party (one Mortgage executed by each such Loan Party) and, with respect to each tract of such real Property, a mortgagee policy of title insurance insuring the Administrative Agent's first priority Lien status of each such Mortgage, a current survey certified to the Administrative Agent and the Lenders, an appraisal complying with all applicable regulatory requirements and an environmental survey acceptable to the Administrative Agent;

      (i) Insurance Certificates and Policies. Certificates evidencing all
          -----------------------------------
insurance policies required by this Agreement and the other Loan Documents and, if requested by the Administrative Agent, copies of all such insurance policies;

      (j) Lien Searches. Lien searches in the name of each of the Loan Parties
          -------------
(and in all names under which any of them has done business within the last five years) in each jurisdiction where such Loan Party maintains an office or has Property, showing no financing statements or other Lien instruments of record affecting the Collateral except for Permitted Liens and Liens being released prior to or concurrently with the making of the initial Loan;

      (k) Master Purchase Agreement. The Master Purchase Agreement shall have
          -------------------------
been executed and delivered by all parties thereto, and the Administrative Agent shall have received a photocopy of the Master Purchase Agreement as so executed and delivered, certified by a Responsible Officer of the Borrower as being a true and correct copy of such document;

      (l) Payment of Fees and Expenses. The Borrower shall have paid all fees
          ----------------------------
due on or before the Initial Funding Date as specified in this Agreement or in the Administrative Agent's Letter and all reasonable fees, costs and expenses of or incurred by the Administrative Agent and its counsel to the extent billed on or before the Initial Funding Date and payable pursuant to this Agreement;

      (m) Compliance with Laws. The Borrower and the other Loan Parties shall
          --------------------
have complied in all material respects with all Governmental Requirements necessary to execute and


CREDIT AGREEMENT - Page 49
deliver this Agreement and the other Loan Documents and to perform and consummate the transactions contemplated by this Agreement and the other Loan Documents;

      (n) No Prohibitions. No Governmental Requirement shall prohibit the
          ---------------
execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or to the Borrower's knowledge, threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document or otherwise have a Material Adverse Effect;

      (o) Financial Statements. Copies of each of the financial statements
          --------------------
referred to in Section 7.2, in each case as certified by a Responsible Officer
               -----------
of the applicable Loan Party as having been prepared in accordance with GAAP and as fairly presenting the financial condition of the applicable Loan Party as of the respective dates indicated therein and results of operations for the respective periods indicated therein;

      (p) Opinions of Counsel. Favorable legal opinions of Swidler Berlin
          -------------------
Shereff Friedman, LLP (counsel for the Loan Parties), in form and substance satisfactory to the Administrative Agent, with respect to the Loan Parties and with respect to the Loan Documents and a favorable legal opinion of regulatory counsel to the Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent;

      (q) Legal Matters and Loan Documents. All matters of a legal nature
          --------------------------------
relating to the Borrower and the other Loan Parties and this Agreement and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent and its counsel, and the Administrative Agent shall have received all such other agreements, documents and instruments, each in form and substance and executed and delivered by all parties, as the Administrative Agent may have reasonably requested to receive;

      (r) Business Plan. A copy of the Business Plan in form and substance
          -------------
satisfactory to the Administrative Agent;

      (s) Material Contracts. A true and correct and fully executed copy of each
          ------------------
of the Material Contracts in existence as of the Initial Funding Date, in form and substance satisfactory to the Administrative Agent;

      (t) Licenses. Copies of all material Licenses affecting any Loan Party in
          --------
connection with its businesses or any of the Properties owned or leased by it and in connection with its businesses to be conducted and Properties to be owned or leased as contemplated by the Business Plan, and evidence satisfactory to the Administrative Agent that the Borrower and each other Loan Party is able to conduct its businesses as currently conducted and as to be conducted as contemplated by the Business Plan with the use of such Licenses in full force and effect; and the Administrative Agent shall be satisfied that (i) the Borrower and each other Loan Party has the exclusive, unrestricted right to use each of such Licenses pursuant to license agreements or other agreements, documents or instruments in form and substance reasonably satisfactory to the Administrative Agent, which rights, other than rights relating to FCC Licenses and other Licenses issued by Governmental


CREDIT AGREEMENT - Page 50

Authorities which are not assignable in accordance with applicable Governmental Requirements, shall be assignable to the Administrative Agent and by the Administrative Agent to its transferees upon the occurrence of an Event of Default, and (ii) the Borrower and each other Loan Party has complied with all initial and on-going conditions of the issuance and use of all such Licenses and all other terms and provisions thereof;

      (u) Waivers and Consents. To the extent not referred to in clause (g) preceding, copies of all material waivers and consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party, including, without limitation, the grant of a security interest in each Material Contract of each Loan Party, which waivers and consents shall be certified by a Responsible Officer of the Borrower as true and correct copies of such consents as of the Initial Funding Date;

      (v) Regulatory Approvals. Evidence satisfactory to the Administrative Agent that all filings, consents or approvals with or of Governmental Authorities necessary or appropriate to execute and deliver this Agreement and the other Loan Documents and to perform and consummate the transactions contemplated by the Loan Documents have been made and obtained, as applicable, other than such filings, consents or approvals not made or obtained that do not (individually or in the aggregate) adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated thereby or otherwise have a Material Adverse Effect;

      (w) No Material Adverse Change. As of the Initial Funding Date, (i) no material adverse change shall have occurred with respect to the businesses, assets, financial condition, results of operations, operations, capitalization, indebtedness, liabilities, obligations, profitability or prospects or Properties or of the general affairs or management of Holdings and its Subsidiaries, taken as a whole, or of the Borrower individually or of the Borrower and its Subsidiaries taken as a whole, in each case since June 30, 1999, (ii) no disruption or adverse change in the capital markets generally or in the market for loan syndications in particular shall have occurred since June 30, 1999, which disruption or adverse change is deemed material in the judgment of the Administrative Agent, and (iii) the Administrative Agent shall be satisfied that the financial performance of Holdings and its Subsidiaries and of the Borrower to the Initial Funding Date is not materially different from the financial projections for such Person(s) through the Initial Funding Date that were previously submitted to the Administrative Agent;

      (x) Accountant's Letter. A letter from the Borrower authorizing the independent public accountants of the Borrower and its Subsidiaries to communicate with the Administrative Agent and the Lenders and requesting that such accountants acknowledge reliance by the Administrative Agent and the Lenders on past, present and future financial statements; and

      (y) Solvency. A certificate from each of the Loan Parties certifying that each of the Loan Parties is Solvent.

      (z) Conversion of Certain Debt to Equity. The Borrower shall have caused the entirety of the Debt owed by the Borrower to Gold & Appel Transfer, S.A. to be converted to equity of Holdings (exclusive of interest accrued with respect to such Debt prior to the Initial Funding Date).


CREDIT AGREEMENT - Page 51

In addition to the foregoing, the obligations of the Term Loans A Lenders and the Revolving Loans Lenders to make Term Loans A and Revolving Loans, respectively, shall be subject to the condition precedent that $10,000,000 in principal amount of the Term Loans B shall have been advanced by the Term Loans B Lenders to the Borrower prior to or concurrently with the advance of any Term Loans A or Revolving Loans. The Borrower shall deliver, or cause to be delivered, to the Administrative Agent sufficient counterparts of each agreement, document or instrument to be received by the Administrative Agent under this Section 6. 1 to permit the Administrative Agent to distribute a copy of the same to each of the Lenders. After the request of the Borrower, the Administrative Agent shall inform the Borrower in writing as to the status of satisfaction of the conditions precedent set forth in this Section 6.1.

      Section 6.2 All Extensions of Credit. The obligation of each Lender to make any Loan (including the initial Loan) under this Agreement is subject to the continued satisfaction of each of the conditions precedent set forth in
Section 6.1 and each of the following additional conditions precedent:

      (a) No Default or Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Loan;

      (b) Representations and Warranties. All of the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date unless they relate solely to an earlier date;

      (c) Debt Ratio. After giving effect to the requested Loan, the ratio of Secured Debt to Contributed Capital for the Borrower and its Consolidated Subsidiaries does not exceed (i) * to * for the first $* of Secured Debt, and
(ii) * to * with respect to Secured Debt in excess of $* excluding, for purposes of compliance with the ratio referred to in this clause (ii), $* of Contributed Capital;

      (d) Use of Proceeds. The Borrower shall have certified to the Administrative Agent that all proceeds of the Loans then being made by the Lenders are, concurrently with the making of such Loans, being used by the Borrower for the purposes specified in Section 2.10, and the Borrower shall have delivered to the Administrative Agent a current calculation (in reasonable detail) of the Maximum Financed Amount of Eligible Third-Party Expenses (if any of the proceeds of the requested Loans are to be used to pay any Eligible Third-Party Expenses) and such further evidence thereof (if any) as the Administrative Agent may reasonably request;

      (e) Master Purchase Agreement. The Master Purchase Agreement shall not have been terminated by the Borrower;

      (f) Eligible Receivables. If the requested Loan is a Revolving Loan, then, after giving effect to the requested Loan, the aggregate amount of Revolving Loans does not exceed the Revolving Loans Borrowing Base;

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 52

      (g) Borrowing Base Report. If the requested Loan is a Revolving Loan, the Administrative Agent shall have received a current Borrowing Base Report dated as of the date of the Notice of Borrowing;

      (h) Full Disclosure. Neither the Borrower nor any other Loan Party shall have failed to disclose to the Administrative Agent or any Lender any material fact which is known or should have been known by or to a Responsible Officer of the Borrower or another Loan Party with respect to the Network or its business or its financial condition (including any contingent liabilities), or shall have failed to disclose any information which is known or should have been known by or to a Responsible Officer of the Borrower or another Loan Party, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading; and

      (i) Additional Documentation. The Administrative Agent shall have received such additional approvals, agreements, documents and instruments as the Administrative Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 6.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

      Section 6.3 Closing Certificates. The Borrower shall, concurrently with the Initial Funding Date (with respect to the conditions precedent set forth in Section 6.1) and concurrently with the date of the making of each other Loan if requested by the Administrative Agent, execute and deliver to the Administrative Agent a certificate in form and substance satisfactory to the Administrative Agent certifying as to the satisfaction of each of the conditions precedent set forth in this Article 6 which are required to be satisfied on or before such date (without regard to whether such matters are, in fact, satisfactory to the Administrative Agent to the extent that such satisfaction is required hereunder).

                                    ARTICLE 7

                         Representations and Warranties

      The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are and, after giving effect to the funding of the initial Loans on the Initial Funding Date, will be true, correct and complete:

      Section 7.1 Existence. Each Loan Party (a) is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or organization), (b) has all requisite corporate (or other entity) power and authority to own its Properties and carry on its business as now conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Loan Parties has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party.


CREDIT AGREEMENT - Page 53

      Section 7.2 Financial Statements.

      (a) The Borrower has delivered to the Administrative Agent and the Lenders
(i) the audited consolidated and consolidating financial statements (including balance sheet and statements of income or operations, shareholders' equity and cash flows) of Holdings and its Consolidated Subsidiaries (including the Borrower) as of and for the fiscal year ended December 31, 1998, (ii) the unaudited financial statements (including balance sheet and statements of income or operations, shareholders' equity and cash flows) of Holdings and its Consolidated Subsidiaries (including the Borrower) as of and for the fiscal quarters ended March 31, 1999, and June 30, 1999, and (iii) an unaudited pro forma balance sheet of the Borrower dated as of the Initial Funding Date which gives effect to the initial Loans made on the Initial Funding Date and the other transactions to occur on such date. All financial statements required to be delivered to the Administrative Agent in accordance with this Agreement (including, without limitation, those referred to in the immediately preceding sentence) are or will be when delivered (as applicable) true and correct, have been or will be (as applicable) prepared in accordance with GAAP (except for year-end adjustments and the absence of financial statement footnotes required by GAAP) and fairly and accurately present or will fairly and accurately present (as applicable), on a consolidated and consolidating (where applicable) basis, the financial condition of the Borrower and its Consolidated Subsidiaries as of such dates and the results of operations for the respective periods indicated therein. There has not been, as of the Initial Funding Date, any material adverse change in the financial condition, results of operations, businesses, operations, Properties, capitalization, assets or liabilities of Holdings and its Subsidiaries taken as a whole, or of the Borrower on an individual basis or of the Borrower and its Subsidiaries taken as a whole, since June 30, 1999.

      (b) The Business Plan (including, without limitation, the financial projections contained therein) represents, as of the Closing Date, the good faith estimate of the Borrower and its senior management concerning the projected financial condition and performance of the Borrower and its Subsidiaries for the time period covered thereunder based upon the assumptions believed by the Borrower's senior management to be reasonable at the time made; provided, however, that the Administrative Agent and Lenders acknowledge that the projections do not constitute a guaranty or other assurance of future performance.

      Section 7.3 Corporate Action; No Breach. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite entity action and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of such Loan Party, (ii) any Governmental Requirement (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority) or any order, writ, injunction or decree of any Governmental Authority or arbitrator, except for (A) such consents as have been validly obtained and are in full force and effect or (B) such violations, conflicts or breaches which are not, or such consents as to which the failure to obtain is not, individually or in the aggregate, material, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except a Lien in favor of the


CREDIT AGREEMENT - Page 54

Administrative Agent for and on behalf of the Lenders under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Loan Party.

      Section 7.4 Operation of Business; Licenses. Each Loan Party (a) possesses all material Licenses necessary or appropriate to conduct its businesses substantially as conducted from time to time, and (b) has complied with all initial and on-going conditions to the issuance and use of all such Licenses except where failure to comply could not reasonably be expected to have a Material Adverse Effect. None of such Persons is in violation of any such material Licenses which could reasonably be expected to result in any termination or cessation thereof. All of such material Licenses required by any Governmental Requirement (including, without limitation, the Communications Act, any rule or regulation of the FCC or any state public utility commission) or issued by any Governmental Authority as of the Initial Funding Date are summarized by category or type, as relevant to the operation of each Loan Party, on Schedule 7.4. Such Licenses set forth on Schedule 7.4 have been duly issued by the appropriate Governmental Authority (as applicable) and are in full force and effect, and all provisions of such Licenses set forth on Schedule 7.4 have been complied with in all material respects. As of the Initial Funding Date, no such License set forth on Schedule 7.4 is subject to any pending or, to the knowledge of the Borrower, threatened revocation or termination proceeding or action.

      Section 7.5 Intellectual Property. All Intellectual Property owned or used by each Loan Party in the operation of its business which is registered or recorded with or issued by any Governmental Authority is set forth on Schedule
7.5. Each Loan Party owns or possesses (or will be licensed or have the full right to use) all Intellectual Property which is necessary or appropriate for the operation of its businesses as conducted from time to time, without any known conflict with the rights of others, except to the extent that failure to own or possess the same could not reasonably be expected to adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated thereby or otherwise have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Loan Parties. No product or service of any Loan Party infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Borrower, threatened against any Loan Party contesting its right to sell or otherwise use any product or material or service which could reasonably be expected to have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Person with respect to any material Intellectual Property owned or used by such Person.

      Section 7.6 Litigation and Judgments. Each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party, or that relates to any of the Loan Documents as of the Initial Funding Date, is disclosed on Schedule 7.6. None of such actions, suits, investigations or proceedings could, if adversely determined, reasonably be expected to have a Material Adverse Effect. Except as may be disclosed on
Schedule 7.6, as of the Initial Funding Date, there are no outstanding judgments against any Loan Party. As of the Initial Funding Date, no Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage that could reasonably be expected to have a Material Adverse Effect.


CREDIT AGREEMENT - Page 55

      Section 7.7 Rights in Properties; Liens. Except as disclosed on Schedule 7.7, none of the Loan Parties owns any right, title or interest in any real Property. Each Loan Party has good and marketable title to or, with respect to leasehold interests, valid leasehold interests in all of its material Properties and assets, real and personal, including the material Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2(a), except where failure to have good and marketable title or valid leasehold interests could not reasonably be expected to have a Material Adverse Effect, and none of the Properties or leasehold interests of any of the Loan Parties is subject to any Lien, except Permitted Liens. No Loan Party has granted or voluntarily allowed or permitted to exist any Lien to or in favor of any Person (other than the Administrative Agent for and on behalf of the Lenders as security for the Obligations) which attaches or relates to any of the Collateral and the Liens on the Collateral in favor of the Administrative Agent are perfected, first priority Liens.

      Section 7.8 Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto, and such Loan Documents constitute the legal, valid and binding obligations of such Persons, enforceable against each such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

      Section 7.9 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority (including the FCC) or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents or any of the Material Contracts to which it is or will be a party or for the validity or enforceability thereof, except for such consents, approvals and filings (a) as have been validly obtained or made and are in full force and effect or (b) as to which the failure to obtain or make is not, individually or in the aggregate, material. Except as disclosed on Schedule 7.9 with respect to certain authorizations, approvals or consents of state Governmental Authorities, all such authorizations, approvals, consents, filings, registrations and notices referred to in the immediately preceding sentence have been validly obtained or made and are in full force and effect. The consummation of the transactions contemplated by the Loan Documents and the Material Contracts does not require the consent or approval of any other Person, except such consents and approvals
(i) as have been validly obtained and are in full force and effect or (ii) as to which the failure to obtain is not, individually or in the aggregate, material. No Loan Party has failed to obtain any material License of any Governmental Authority (including the FCC) necessary for the ownership or use of any of its Properties, conduct of its business and performance of the Business Plan.

      Section 7.10 Debt. As of the Initial Funding Date, (a) the Borrower and its Subsidiaries do not have any Debt other than (i) the Obligations, and (ii) the Debt disclosed in Part 1 of Schedule 7.10 hereto, and (b) the Borrower and its Subsidiaries do not have any indebtedness, liabilities or obligations owed or owing to RFC other than those disclosed in Part 2 of Schedule 7.10 hereto.

      Section 7.11 Taxes. Each of the Loan Parties has filed (a) all tax returns (federal, state and local) and reports required to be filed, including, without limitation, all income, franchise, employment, Property and sales tax returns, and (b) all other material tax returns and reports required to be filed except where failure to file could not reasonably be expected to have a Material Adverse Effect, and has paid all federal and other material taxes (shown on such returns or reports to be due and payable), assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable before they become delinquent, except those


CREDIT AGREEMENT - Page 56
which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. There is no proposed tax assessment against any Loan Party which could, if the assessment were made, reasonably be expected to have a Material Adverse Effect.

      Section 7.12 Margin Securities. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section 7.13 ERISA. None of the Loan Parties or any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.13. Each Plan of the Loan Parties is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan that could reasonably be expected have a Material Adverse Effect. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. None of the Loan Parties or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code or with respect to all of their Pension Plans subject to such requirements, and, as of the Initial Funding Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. None of the Loan Parties or any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or, to the Borrower's knowledge, threatened concerning or involving any Plan that could reasonably be expected to have a Material Adverse Effect. There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if the Borrower were required to fund or reserve such liability in full. As of the Initial Funding Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan. No unfunded or unreserved liability for benefits under any Plan or Plans (exclusive of any Multiemployer Plans) exceeds $100,000, with respect to any such Plan, or $200,000 with respect to all such Plans, in the aggregate as of the Initial Funding Date, on either a going-concern basis or a wind-up basis.

      Section 7.14 Disclosure. (a) No written statement, information, report, representation or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with the Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading, (b) there is no fact which has had a Material Adverse Effect, and (c) as of the Initial Funding Date, there is no fact which could reasonably be expected to in the future have a Material Adverse Effect except as may have been disclosed in writing to the Administrative Agent; provided, however, that the foregoing representations and warranties


CREDIT AGREEMENT - Page 57
contained in this Section 7.14 are made only to the Borrower's Knowledge thereof or, with respect to clauses (a) and (b) preceding, to the extent that a Responsible Officer of the Borrower should have had actual knowledge thereof.

      Section 7.15 Loan Parties; Capitalization. Schedule 7.15 attached hereto contains, as of the Initial Funding Date, complete and accurate information regarding (a) the identities of each of the Subsidiaries of the Borrower, (b) the number of issued and outstanding shares of each class of Capital Stock issued by the Borrower and each of its Subsidiaries and the identities of, and number and percentage of each of such shares held by, the owner(s) (both of record and beneficially) of such Capital Stock and (c) the jurisdiction of incorporation or other organization of each Loan Party. Holdings owns, beneficially and of record, all of the issued and outstanding shares of Capital Stock of the Borrower.

      Section 7.16 Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority), except for instances of non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 7.17 Investment Company Act. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.18 Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7.19 Environmental Matters.

      (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

            (i) Each Loan Party and all of its respective Properties and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, and no Loan Party has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by such Loan Party with all Environmental Laws;

            (ii) Each Loan Party has obtained all Licenses that are required under applicable Environmental Laws, and all such Licenses are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

            (iii) No Hazardous Materials exist on, about or within or have been (to the knowledge of the Borrower) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of any Loan Party except in compliance with applicable Environmental Laws. The use which each Loan Party makes and intends to make of its respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their currently owned Properties except in compliance with applicable Environmental Laws;


CREDIT AGREEMENT - Page 58

            (iv) There are no conditions or circumstances associated with the currently owned or leased Properties or operations of any Loan Party that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities;

            (v) None of the Loan Parties and none of their respective currently or previously owned or leased Properties or operations are subject to any outstanding or, to the knowledge of the Borrower, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

            (vi) None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that it is or will be subject to, any Environmental Liabilities;

            (vii) None of the Properties of any of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties are in compliance with all applicable financial responsibility requirements of all Environmental Laws; and

            (viii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

      (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any of the Loan Parties.

      Section 7.20 Year 2000 Compliance. Each Loan Party has (a) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could reasonably be expected to be relevant to whether such Loan Party is Year 2000 Compliant, (b) developed a plan and timeline for ensuring that it is Year 2000 Compliant on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based upon the foregoing, each Loan Party believes that it is Year 2000 Compliant as of the Initial Funding Date except to the extent described in Schedule 8.13.

      Section 7.21 Labor Disputes and Acts of God. Neither the business nor the Properties of any of the Loan Parties are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could reasonably be expected to have a Material Adverse Effect.

      Section 7.22 Material Contracts. Attached hereto as Schedule 7.22 is a complete list, as of the Initial Funding Date, of all Material Contracts of each Loan Party, other than the Loan


CREDIT AGREEMENT - Page 59

Documents. All of the Material Contracts are in full force and effect and no Loan Party is in default under any Material Contract and, to the Borrower's Knowledge, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts prohibits the transactions contemplated under the Loan Documents. Except as may be provided on
Schedule 7.22, (a) each of the Material Contracts is currently in the name of a Loan Party and (b) each of the Material Contracts (other than agreements relating to other Debt of the Loan Parties) is assignable to the Administrative Agent as collateral and is assignable by the Administrative Agent to a transferee if an Event of Default were to occur. The Borrower has delivered to the Administrative Agent a complete and current copy of each Material Contract (other than purchase orders entered into in the ordinary course of business) existing on the Initial Funding Date.

      Section 7.23 Bank Accounts. As of the Initial Funding Date, Schedule 7.23 sets forth the account numbers and location of all bank accounts (including lock box and special deposit accounts) of the Borrower and its Subsidiaries.

      Section 7.24 Outstanding Securities. All outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements.

      Section 7.25 Solvency. Each of the Loan Parties, as a separate entity, is Solvent, both before and after giving effect to the Loans.

      Section 7.26 Employee Matters. Except as set forth on Schedule 7.26, as of the Initial Funding Date (a) neither any Loan Party nor any of its employees is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person. There are no strikes, slowdowns, work stoppages or controversies pending or, to the Borrower's Knowledge after due inquiry, threatened against, any Loan Party or its respective employees which could have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 7.26, as of the Initial Funding Date, none of the Loan Parties is subject to an employment contract.

      Section 7.27 Insurance. Schedule 7.27 sets forth a complete and accurate description of all policies of insurance that are in effect as of the Initial Funding Date for the Loan Parties and their Properties. No notice of cancellation has been received for such policies and the Borrower and the owner and holder of each such policy are in compliance in all material respects with all of the terms and conditions of such policies.

      Section 7.28 Common Enterprise. The Borrower and each Loan Party are members of an affiliated group with each other such Person and are collectively engaged in a common enterprise with one another. Each of the Loan Parties expects to derive substantial benefit (and may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans contemplated by this Agreement, both in its separate capacity and as a member of an affiliated and integrated group.

                                    ARTICLE 8

                              Affirmative Covenants


CREDIT AGREEMENT - Page 60

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

      Section 8.1 Reporting Requirements. The Borrower will furnish (or will
                  ----------------------
cause to be furnished) to the Administrative Agent and each Lender at their addresses for notices specified herein:

      (a) Annual Financial Statements. As soon as available, and in any event
          ---------------------------
within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending *, either (i) a copy of the Form 10-K (including all financial statements contained therein) filed by Holdings as of the end of and for such fiscal year then ended, together with consolidating schedules for each of Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to the financial statements contained therein, or (ii) a copy of the annual audit report (including the consolidated balance sheet) of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, together with consolidating schedules for the Borrower and its Subsidiaries with respect to each of such financial statements, in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent (for purposes hereof, any of the "Big 5" firms is acceptable to the Administrative Agent), which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of such Person's records;

      (b) Quarterly Financial Statements. As soon as available, and in any event
          ------------------------------
within 45 days after the end of each of the quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending June 30, 1999, either (i) a copy of the Form 10-Q (including all financial statements contained therein) filed by Holdings as of the end of and for such fiscal quarter then ended, together with consolidating schedules for each of Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to each of the financial statements contained therein, or (ii) a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows and quarterly operating budgets for the period commencing on the first day and ending on the last day of such quarter, together with unaudited consolidating schedules for the Borrower and its Subsidiaries with respect to each of such financial statements and quarterly operating budgets, in each case setting forth in comparative form the information or figures and quarterly operating budget figures, respectively, for the corresponding period of the preceding fiscal year, and certified by an appropriate Responsible Officer of the Borrower as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Subsidiaries (except for year- end adjustments and the absence of financial statement footnotes required by GAAP);

      (c) Compliance Certificate. Concurrently with the delivery of each of the
          ----------------------
financial statements referred to in Sections 8.1(a) and 8.1(b), a Compliance
                                    ---------------     ------
Certificate of a Responsible


*Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.


CREDIT AGREEMENT - Page 61

Officer of the Borrower substantially in the form of Exhibit D hereto,
                                                     ---------
appropriately completed, stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto;

      (d) Notice of Actions, Suits or Proceedings. Promptly after the
          ---------------------------------------
commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority (including the FCC) or arbitrator affecting any Loan Party or any License, which, if determined adversely to any Loan Party, could reasonably be expected to have a Material Adverse Effect;

      (e) Notice of Default, etc.. Promptly upon the Borrower's knowledge of the
          -----------------------
occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and, if and to the extent known, proposes to take with respect thereto;

      (f) ERISA Plan Reports. Promptly after the filing or receipt thereof,
          ------------------
copies of all reports, including annual reports, and notices which the Borrower or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to a Pension Plan or for which the Borrower has any potential liability; and as soon as possible and in any event within five days after the Borrower knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC, or the Borrower or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of the Borrower setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action that the Borrower has taken and proposes to take with respect thereto;

      (g) Proxy Statements, Etc. As soon as available, one copy of each (if any)
          ---------------------
financial statement, report, notice or proxy statement sent by Holdings or the Borrower to its stockholders or other security holders generally and one copy of each (if any) regular, periodic or special report (including, without limitation, reports on forms 10-K, 10-Q and 8-K), registration statement or prospectus filed by Holdings with any securities exchange or the Securities and Exchange Commission or any successor agency;

      (h) Insurance. Within 60 days prior to the end of each fiscal year of the
          ---------
Borrower, a report in form and substance reasonably satisfactory to the Administrative Agent summarizing all material insurance coverage maintained by the Borrower and its Subsidiaries as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

      (i) Plan Information. From time to time, as reasonably requested by the
          ----------------
Administrative Agent or any Lender, such books, records and other documents relating to any Pension Plan as the Administrative Agent or any Lender shall specify; prior to any termination, partial termination or merger of a Pension Plan covering employees of the Borrower or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of the Borrower or any ERISA Affiliate, written notification thereof; promptly upon Holdings' or the Borrower's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the


CREDIT AGREEMENT - Page 62
occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;

      (j) Business Plan, etc. Not later than 15 days prior to the end of each
          ------------------
fiscal year, an update of the Business Plan for the immediately succeeding fiscal year in reasonable detail generally consistent with the form and substance of the Business Plan provided to the Administrative Agent on or before the Initial Funding Date, which update shall reflect the corresponding information for the prior year; and, promptly upon the Borrower's preparation thereof, any proposed amendment, modification or supplement to the Business Plan;

      (k) Management Letters. Promptly upon each receipt thereof by any Loan
          ------------------
Party, a copy of any management letter or other written report submitted to such Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects or Properties of any Loan Party;

      (l) Reports to Other Creditors. Promptly after the furnishing thereof, a
          --------------------------
copy of any financial or other material statement or report furnished by any Loan Party to any other party pursuant to the terms of any indenture, loan, stock purchase or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other clause of this Section 8.1;
               -----------
      (m) Notice of Material Adverse Effect. Within two Business Days after the
          ---------------------------------
Borrower becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

      (n) Environmental Assessments and Notices. Promptly after the receipt
          -------------------------------------
thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any Property of any Loan Party and each notice sent by any Governmental Authority to any Loan Party relating to any failure or alleged failure to comply with any Environmental Law or any liability with respect thereto;

      (o) Notices Under Material Contracts. Promptly after the receipt thereof
          --------------------------------
by the Borrower or any other Loan Party and promptly after the delivery thereof by the Borrower or any other Loan Party, a copy of each written notice delivered under any Material Contract or real Property lease as to which the Borrower is obligated to cause a landlord's waiver or subordination to be provided in accordance with Section 5.4, which notice (i) relates to any alleged default
                -----------
under or noncompliance with or proposed termination of such Material Contract or lease or (ii) otherwise relates to any matter under any Material Contract or real Property lease which could reasonably be expected to have a Material Adverse Effect;

      (p) Accounts Receivable and Payable. As soon as available and in any event
          -------------------------------
within 45 days after the end of each fiscal quarter, an aged trial balance of all then-existing Receivables and all then existing accounts payable of the Borrower and its Subsidiaries;

      (q) Material Contracts and Leases. In a reasonably prompt fashion after
          -----------------------------
the creation thereof, a true and correct copy of each Material Contract to which the Borrower or any of its Subsidiaries is a party or (directly or indirectly) subject and of each lease of real Property to which the Borrower or any of its Subsidiaries is a party or (directly or indirectly) subject and as to which


CREDIT AGREEMENT - Page 63
a waiver or subordination of landlord's Lien is required to be provided in accordance with Section 5.4;
                -----------

      (r) Quarterly Report as to Key Business Statistics. As soon as available
          ----------------------------------------------
and in any event within 45 days after the end of each fiscal quarter, reports as to key business and operational statistics of the Borrower and its Subsidiaries, including, without limitation, reports as to the number of customers, number of Sales Representatives and such related information as the Administrative Agent may reasonably request from time to time;

      (s) Borrowing Base Reports and Agings. As soon as available and in any
          ---------------------------------
event within 15 days after the end of each fiscal quarter, and, in any event concurrently with the making of each Revolving Loan hereunder and from time to time upon the request of the Administrative Agent after the occurrence of a Default, (i) a Borrowing Base Report duly completed and (ii) an aged trial balance of all then-existing Receivables and all then existing accounts payable of the Borrower and its Subsidiaries; and

      (t) General Information. Promptly, such other business, financial,
          -------------------
corporate affairs and other similar information concerning the Loan Parties and/or the Collateral as the Administrative Agent or any Lender may from time to time reasonably request.

      Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower
                  ------------------------
will, and will cause each Loan Party to, preserve and maintain its entity existence and all of its leases, privileges, Licenses, qualifications, Intellectual Property, intangible Property and contract and other rights that are necessary or appropriate in the ordinary conduct of its business except to the extent that failure to so preserve and maintain the same could not reasonably be expected to adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated thereby or otherwise have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Loan Parties has entered into, or will timely enter into, such long-distance carrier and interconnection agreements as are, at any time of determination, then necessary to the conduct of its business in accordance with the Business Plan except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect. The Borrower will, and will cause each Loan Party to, conduct its business in an orderly and efficient manner in accordance with good business practices and the Business Plan.

      Section 8.3 Maintenance of Properties and Licenses. The Borrower will, and
                  --------------------------------------
will cause each Loan Party to, maintain, keep and preserve all of its Properties and Licenses necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereof.

      Section 8.4 Taxes and Claims. The Borrower will, and will cause each Loan
                  ----------------
Party to, pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided,
                                                                --------
however, that neither the Borrower nor any Loan Party shall be required to pay
-------
or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.


CREDIT AGREEMENT - Page 64

      Section 8.5 Insurance.
                  ---------

      (a) The Borrower will, and will cause each Loan Party to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities, provided
                                                                        --------
that in any event the Borrower and the other Loan Parties will maintain:

            (i) Property Insurance. Insurance against loss or damage covering
                ------------------
      substantially all of the insurable tangible real and personal Property (including, without limitation, the Nortel Networks Equipment and other equipment related to the Network) and improvements of such Person by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be satisfactory to the Administrative Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts as are reasonably available as determined by the Borrower's independent insurance broker reasonably acceptable to the Administrative Agent.

            (ii) Automobile Liability Insurance for Bodily Injury and Property
                 -------------------------------------------------------------
      Damage. Insurance in respect of all vehicles (whether owned, hired or
      ------
      rented by such Person) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

            (iii) Comprehensive General Liability Insurance. Insurance against
                  -----------------------------------------
      claims for bodily injury, death or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks and waterways) of such Person, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

            (iv) Worker's Compensation Insurance. Worker's compensation
                 -------------------------------
      insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

Without limiting the generality of the foregoing, the Borrower shall purchase and maintain in effect all-risk, property and casualty insurance (including casualty insurance covering earthquake and flood damage) reasonably acceptable and in amounts reasonably acceptable to the Administrative Agent covering all Nortel Networks Equipment and other equipment related to the Network and liability insurance covering the operations of the Borrower and its Subsidiaries. All insurance shall be written by financially responsible companies selected by the applicable Loan Party and having an A.M. Best
Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Administrative Agent. Each policy referred to in this Section 8.5 shall name the Administrative Agent
                                -----------
(for the benefit of itself and the other Lenders) as loss payee (with respect to casualty insurance policies) and additional insured (with respect to liability insurance policies) and shall provide that it will not be canceled, amended or reduced except after not less than 30 days' prior written notice to the Administrative Agent and shall also provide


CREDIT AGREEMENT - Page 65
that the interests of the Administrative Agent and the Lenders shall not be invalidated or reduced by any act, omission or negligence of any Loan Party. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment. For purposes hereof, the term "Peril"
                                                                     -----
shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and other perils covered by the "all- risk" endorsement then in use in the jurisdictions where the Properties of the Loan Parties are located.

      (b) The Borrower will cause each Insurance Recovery (other than any portion of an Insurance Recovery payable to a landlord to repair or replace Property leased by the Borrower or any of its Subsidiaries) payable by any insurance company to be deposited promptly with the Administrative Agent as security for the Obligations if a Default has then occurred and is continuing, and will promptly pay all Insurance Recoveries to the Administrative Agent for application against the Obligations if and to the extent required in accordance with Section 2.7(a).
     --------------

      (c) If a Default shall have occurred and be continuing, the Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be promptly paid directly to the Administrative Agent to be applied against or held as security for the Obligations, at the election of the Administrative Agent and the Required Lenders.

      Section 8.6 Inspection Rights. The Borrower will, and will cause each of
                  -----------------
the Loan Parties to, permit representatives and agents of the Administrative Agent and the Lenders, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. The Borrower will authorize, and will cause each of the Loan Parties to authorize, its accountants in writing (with a copy to the Administrative Agent) to comply with this Section 8.6. The Administrative Agent
                                          -----------
and/or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams to verify the Revolving Loans Borrowing Base and for such other purposes as the Administrative Agent may reasonably request; provided, however, that no more than one of such field exams conducted
         --------  -------
during any calendar year shall be at the Borrower's expense unless a Default has occurred and is continuing, in which case all of such field exams shall be at the Borrower's expense. Without limiting the generality of the foregoing, the Administrative Agent may retain outside auditors to evaluate and monitor Borrowing Base Reports and other matters relevant to the determination of the Revolving Loans Borrowing Base.

      Section 8.7 Keeping Books and Records. The Borrower will, and will cause
                  -------------------------
each of the Loan Parties to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or
                                   -----------
permitted by GAAP and are adopted by Holdings or the Borrower (as applicable) with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the covenants, standards or terms contained in this Agreement, the Borrower and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the


CREDIT AGREEMENT - Page 66
financial condition or performance of the Loan Parties shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

      Section 8.8 Compliance with Laws. The Borrower will, and will cause each
      -----------
of the Loan Parties to, comply with all Governmental Requirements applicable to the operation of its business (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority), except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower will, on or before September 30, 1999, validly obtain and maintain in full force and effect all authorizations, approvals and/or consents of state Governmental Authorities disclosed on Schedule 7.9 which have not been obtained as of the
                         ------------
Initial Funding Date, and the Borrower will deliver evidence thereof to the Administrative Agent promptly after such authorizations, approvals and/or consents have been obtained.

      Section 8.9 Compliance with Agreements. The Borrower will, and will cause
                  --------------------------
each of the Loan Parties to, comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      Section 8.10 Further Assurances. The Borrower will execute and deliver and
                   ------------------
will cause each of the Loan Parties to execute and deliver such further agreements, documents and instruments (including, without limitation, financing statements and amendments to financing statements specifying each item of the Collateral and the serial number therefor) and take such further actions as may be reasonably requested by the Administrative Agent to carry out the terms and provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Administrative Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens.

      Section 8.11 ERISA. The Borrower will, and will cause each of its ERISA
                   -----
Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any material liability thereunder.

      Section 8.12 Non-Consolidation. The Borrower will, and will cause each
                   -----------------
other Loan Party to: (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Loan Party; (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such Loan Party; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's entity actions, which meetings will be separate from those of other Loan Parties.

      Section 8.13 Year 2000 Compliance. Except as set forth in Schedule 8.13
                   --------------------                         -------------
and except for such instances as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, all of the material computer software, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized or software systems that are used or relied upon by the Borrower or any Loan Party in the conduct of its business are and will continue to be Year 2000 Compliant and, without limiting the generality of the foregoing, will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results when processing, providing or receiving (a) date-related data into and


CREDIT AGREEMENT - Page 67
between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any Loan Party's business and operations will not be Year 2000 Compliant on a timely basis.

      Section 8.14 Delivery of Certain Amendments, Material Contracts and
                   ------------------------------------------------------
Subordinated Debt Documents. The Borrower will, and will cause each other Loan
---------------------------
Party to, promptly deliver to the Administrative Agent any amendment, modification or supplement to (a) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Borrower or any other Loan Party, (b) any Material Contract to which it is a party, (c) any material License which it possesses, and (d) any Subordinated Debt Document; provided, however, that any such amendment, modification or
               --------  -------
supplement shall be subject to the provisions of Section 9.15. The Borrower
                                                 ------------
will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent, promptly after such Material Contract or Subordinated Debt Document comes into existence, a true and correct copy of each Material Contract or Subordinated Debt Document in existence which is not identified on Schedule
                                                                   --------
7.22.
----

      Section 8.15 Interest Rate Protection. The Borrower will, commencing on or
                   ------------------------
before the 30th day after the Closing Date, maintain in full force and effect through the Maturity Date one or more Interest Rate Protection Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with one or more counterparties rated in one of the three of the highest rating categories of Standard & Poors Corporation or Moody's Investors Services, Inc. and otherwise reasonably acceptable to the Administrative Agent, that enable the Borrower to fix or place a limit upon a rate of interest with respect to not less than an aggregate notional amount (not less than zero) equal to fifty percent (50%) of the remainder of the aggregate amount of Total Debt minus the aggregate amount of such Total Debt with a fixed interest rate. The maximum amount for which interest may be fixed or limited under all such Interest Rate Protection Agreements shall not exceed one hundred percent (100%) of the Total Debt of the Borrower and its Subsidiaries bearing interest at a variable rate.

      Section 8.16 Ownership of Telecommunications Assets and Telecommunications
                   -------------------------------------------------------------
Business; Holdings to Remain a Holding Company. The Borrower shall, at all times
----------------------------------------------
and except as may be set forth on Schedule 8.16, own all Telecommunication
                                  -------------
Assets used or useful in the operation of the Telecommunications Business of the Borrower and its Subsidiaries. Holdings shall, at all times and except as may be set forth on Schedule 8.16, be a holding company and shall not own
             -------------
Telecommunications Assets used or useful in the operation of the Telecommunications Business.

      Section 8.17 Unified Cash Management System. The Borrower will, and will
                   ------------------------------
cause each of its Subsidiaries to, on and after September 30, 1999, maintain a unified cash management system and the Borrower will ensure, and will cause each of its Subsidiaries to ensure, that all cash proceeds (including, without limitation, proceeds of all Collateral) are (a) deposited directly, as received, into a lockbox or collection account of the Borrower or such Subsidiary (as applicable) and (b) on a daily basis after such deposit, transferred into a lockbox or concentration account of the Borrower or such Subsidiary (as applicable); provided, however, that the lockbox arrangement governed by Section
             --------  -------
2.4 of the RFC Agreement for the benefit of RFC shall be permitted so long as the RFC Agreement is permitted to be in effect pursuant to Section 8.18 if and
                                                           ------------
to the extent that all collections and proceeds of accounts deposited therein shall be, promptly upon the release or distribution thereof from such


CREDIT AGREEMENT - Page 68
lockbox, which release or distribution must occur promptly upon the making of the determination by RFC that it shall not purchase such accounts, deposited directly into a lockbox, collection or concentration account of the Borrower or such Subsidiary in accordance with this Section 8.17. The Borrower will, and
                                        ------------
will cause each of its Subsidiaries to, maintain in effect an agreement governing each of its lockbox accounts, collection accounts and/or concentration accounts and collaterally assigning such accounts to the Administrative Agent, all of which shall be in a form approved by the Administrative Agent and shall be with a depository bank satisfactory to the Administrative Agent.

      Section 8.18 Termination of RFC Agreement. The Borrower will cause (a) the
                   ----------------------------
RFC Agreement to be terminated and (b) all Liens securing any indebtedness, liabilities or obligations of the Borrower or any of its Subsidiaries relating thereto to be fully released, in each case on or before *.

                                    ARTICLE 9

                               Negative Covenants
                               ------------------

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

      Section 9.1 Debt. The Borrower will not, and will not permit any
                  ----
Subsidiary of the Borrower to, incur, create, assume or permit to exist any Debt, except:

      (a) Debt to the Lenders pursuant to the Loan Documents;

      (b) unsecured Debt under Interest Rate Protection Agreements entered into in compliance with Section 8.16; provided, however, that Debt thereunder may be
                   ------------  --------  -------
secured if such Debt constitutes a part of the Obligations;

      (c) existing Debt in the principal amounts and as otherwise described on
Schedule 7.10 hereto and renewals, extensions or refinancings of such Debt which
-------------
do not increase the outstanding principal amount of such Debt, which do not shorten the maturity of any principal of such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date;

      (d) purchase money Debt (including Capital Lease Obligations) secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause (g) of the definition of Permitted Liens contained in
                    ----------
Section 1.1;
-----------

      (e) unsecured Subordinated Debt of the Borrower (i) payable to Holdings consisting of subordinated loans made by Holdings to the Borrower, which Subordinated Debt (A) shall be incurred by the Borrower substantially concurrently with the incurring of Debt by Holdings in an aggregate amount equal to or greater than the aggregate amount of such Subordinated Debt and (B) shall accrue interest at a rate not to exceed the lesser of *% per annum or the rate payable by Holdings with respect to the corresponding Debt of Holdings and (ii) payable to third parties in connection with the consummation of Qualified Telecommunications Acquisitions, which

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 69

Subordinated Debt shall not exceed an aggregate amount in excess of the greater of (A) $* or (B) * percent (*%) of the aggregate principal amount of the Loans then previously made;

      (f) liabilities of the Borrower in respect of unfunded vested benefits under any Plan if and to the extent that the existence of such liabilities will not constitute, cause or result in a Default; and

      (g) if but only if all Revolving Loans have been paid in full and all Revolving Loans Commitments have terminated or expired, Debt of the Borrower in the form of a revolving credit facility not to exceed $* in aggregate principal amount at any time outstanding which is either unsecured or is secured only by accounts of the Borrower and its Subsidiaries (as referred to in clause (h) of
                                                                 ----------
the definition of the term "Permitted Liens") and as to which the advance rate for advances made thereunder does not exceed *% of eligible accounts; provided,
                                                                      --------
however, that such Lien attaching to accounts may not be granted at any time
-------
when a Default has occurred and is continuing.

      Section 9.2 Limitation on Liens. The Borrower will not, and will not
                  -------------------
permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens and will not enter into any negative pledge or similar arrangement in favor of other creditors (other than such negative pledge or similar arrangement under purchase money Debts and Capital Lease Obligations with respect to the assets financed or secured thereby).

      Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any
                  ------------
of its Subsidiaries to, (a) become a party to a merger or consolidation, (b) wind-up, dissolve or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that (i) any Subsidiary of the Borrower may merge with and
--------  -------
into the Borrower or a Wholly-Owned Subsidiary of the Borrower if the Borrower or a Wholly-Owned Subsidiary of the Borrower is the surviving entity in such merger, provided that no consideration is given by the surviving entity in such
        --------
merger other than the issuance of any Capital Stock of the surviving entity and such Capital Stock is pledged to the Administrative Agent, for and on behalf of the Administrative Agent and the Lenders, as security for the Obligations pursuant to Section 9.6 and (ii) the Borrower may make Qualified
            -----------
Telecommunications Acquisitions. In the event of any such merger, the surviving entity in such merger shall ratify the Guaranty, the Security Documents and other indebtedness, liabilities and obligations of the non-surviving entity under the Loan Documents.

      Section 9.4 Restricted Payments. The Borrower will not, and will not
                  -------------------
permit any Subsidiary of the Borrower to, make any Restricted Payments, except:

      (a) subject to the subordination provisions relating thereto, the Borrower may make regularly scheduled payments of interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which subordination provisions shall have been expressly approved in writing by the Administrative Agent, which approval shall not be unreasonably withheld;

      (b) Subsidiaries of the Borrower may make Restricted Payments to the Borrower;

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 70

      (c) the Borrower and its Subsidiaries may make temporary loans or advances to employees, officers and directors of the Loan Parties in the ordinary course of business that do not exceed $* in aggregate amount at any time outstanding; and

      (d) the Borrower may declare and pay dividends to Holdings in an amount not to exceed the lesser of (i) the amount necessary to permit Holdings to repurchase Employee Stock as approved by a majority of the Board of Directors of Holdings or (ii) $* per year;

provided, however, that no Restricted Payments may be made pursuant to clause
--------  -------                                                      ------
(a), (b) or (d) preceding if a Default exists at the time of such Restricted
---  ---    ---
Payment or would result therefrom.

      Section 9.5 Investments. The Borrower will not, and will not permit any
                  -----------
Subsidiary of the Borrower to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called "Investments"), except:
                                                       -----------

      (a) Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or another Loan Party;

      (b) existing Investments identified on Schedule 9.5 hereto;
                                             ------------

      (c) Investments in securities issued or guaranteed by the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

      (d) Investments in certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

      (e) Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) or (d) preceding
                                                    ----------    ---
with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

      (f) Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 270 days from the date of acquisition;

      (g) (i) Investments (other than intercompany Debt referred to in clause
                                                                       ------
(h) below) by the Borrower in its Subsidiaries existing on the Closing Date or
---
required to occur in accordance with this Agreement, and (ii) additional Investments by the Borrower in its Subsidiaries made after the Closing Date which, together with intercompany Debt referred to in clause (h) below, does not
                                                      ----------
exceed $1,000,000 in aggregate amount at any time outstanding;

      (h) intercompany Debt permitted by clause (e) of Section 9.1 which,
                                         ----------    -----------
together with Investments referred to in clause (g)(ii) above, does not exceed
                                         --------------
$1,000,000 in aggregate amount at


CREDIT AGREEMENT - Page 71
any time outstanding, provided that payment of such Debt shall be fully subordinated to the Obligations pursuant to terms and provisions approved by the Administrative Agent in writing;

      (i) Interest Rate Protection Agreements entered into in compliance with
Section 8.16;
------------

      (j) temporary loans or advances to employees, officers and directors of the Loan Parties in the ordinary course of business that do not exceed $1,000,000 in aggregate amount at any time outstanding;

      (k) Investments not to exceed $* in aggregate amount at any time outstanding; and

      (l) Investments constituting Qualified Telecommunications Acquisitions;

provided, however, that no Investments may be made by the Borrower pursuant to
--------  -------
clauses (g), (h), (k) or (l) preceding if a Default exists at the time of such
-----------  ---  ---    ---
Investment or would result therefrom.

      Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will
                  ---------------------------------------
not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock, in each case to any Person other than Holdings (with respect to Capital Stock of the Borrower) or the Borrower (with respect to Capital Stock of the Subsidiaries of the Borrower). All such Capital Stock, securities, options, warrants and other rights issued, sold, assigned or disposed of shall be, and shall continue to be, subject to a first priority Lien in favor of the Administrative Agent as security for the payment and performance of the Obligations.

      Section 9.7 Transactions with Affiliates. The Borrower will not, and will
                  ----------------------------
not permit any Subsidiary of the Borrower to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower; provided, however, that transactions between or among the Borrower and
          --------  -------
its Subsidiaries and Affiliates may be on terms more favorable to the Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower.

      Section 9.8 Disposition of Property. The Borrower will not, and will not
                  -----------------------
permit any Subsidiary of the Borrower to, sell, lease, assign, transfer or otherwise dispose of any of its Property (including, without limitation, the Nortel Networks Equipment and the Nortel Networks Software, except (subject to the succeeding proviso):

      (a) dispositions of Inventory (other than equipment) in the ordinary course of business, and expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement or Investments expressly permitted in accordance with this Agreement;

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 72

      (b) Asset Dispositions of Property, other than accounts and Receivables, by the Borrower made in the ordinary course of business if each of the following conditions have been satisfied: (i)(A) the Net Proceeds from any single Asset Disposition or series of related Asset Dispositions in any fiscal year do not exceed $500,000 and (B) the Borrower or its Subsidiary (as applicable) receives fair consideration (as reasonably determined by the Board of Directors of the Borrower) for such assets and (ii) no Default exists at the time of or will result from such Asset Disposition;

      (c) Asset Dispositions of Property, other than equipment, accounts and Receivables, by the Borrower or its Subsidiary to any Wholly-Owned Subsidiary of the Borrower if each of the following conditions have been satisfied: (i) the assets sold, disposed of or otherwise transferred to a Wholly-Owned Subsidiary of the Borrower shall continue to be subject to a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Administrative Agent) in favor of the Administrative Agent and the Lenders, and (ii) no Default exists at the time of or will result from such Asset Disposition; and

      (d) dispositions of Property no longer used or useful in the ordinary course of business, including, without limitation, dispositions of equipment being exchanged or replaced with comparable or better equipment;

provided, however, that the Borrower will not, and will not permit any
--------  -------
Subsidiary of the Borrower to, sell, lease, assign, transfer or otherwise dispose of any of the Nortel Networks Equipment without the prior written consent of the Required Lenders and Nortel Networks.

      Section 9.9 Sale and Leaseback. The Borrower will not, and will not permit
                  ------------------
any Subsidiary of the Borrower to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

      Section 9.10 Lines of Business. The Borrower will not, and will not permit
                   -----------------
any Subsidiary of the Borrower to, (a) engage in any business other than the build-out, implementation and operation of the Network and other Telecommunications Businesses in the U.S. and Canada and the conduct of related Telecommunications Businesses and matters incidental thereto or (b) discontinue any line or lines of business which provide material revenues to the Borrower in which it is engaged on the Closing Date.

      Section 9.11 Environmental Protection. The Borrower will not, and will not
                   ------------------------
permit any Loan Party to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Loan Party would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


CREDIT AGREEMENT - Page 73

      Section 9.12 Intercompany Transactions. Except as may be expressly
                   -------------------------
permitted or required by the Loan Documents, the Borrower will not, and will not permit any Loan Party to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to (a) pay dividends or make any other distribution to the Borrower or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Borrower or any of its Subsidiaries, (c) make any loan or advance or capital contribution to the Borrower or any of its Subsidiaries, (d) sell, lease or transfer any of its Property to the Borrower or any of its Subsidiaries, or (e) grant any Lien on any of its Properties.

      Section 9.13 Management Fees. The Borrower and its Subsidiaries shall not
                   ---------------
pay any management fees.

      Section 9.14 Master Purchase Agreement. The Borrower will not terminate
                   -------------------------
the Master Purchase Agreement prior to the later to occur of the Amortization Commencement Date or the satisfaction in full of the Borrower's purchase commitments under the Master Purchase Agreement; provided, however, that, if and to the extent expressly permitted by the Master Purchase Agreement, the Borrower may terminate the Master Purchase Agreement in the event of any material breach thereunder by Nortel Networks.

      Section 9.15 Modification of Certain Agreements. The Borrower will not,
                   ----------------------------------
and will not permit any Loan Party to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Borrower or any other Loan Party, (b) any Material Contract to which it is a party or any License which it possesses, or
(c) any Subordinated Debt Documents; provided, however, that the Loan Parties
                                     --------  -------
may amend or modify the documents referred to in clause (a) preceding, the
                                                 ----------
Material Contracts referred to in clause (b) preceding and the Subordinated Debt
                                  ----------
Documents referred to in clause (c) preceding if and to the extent that such
                         ----------
amendment or modification (i) could not reasonably be expected to adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated thereby or otherwise have a Material Adverse Effect and (ii) with respect to any Subordinated Debt Documents, does not result in the Debt evidenced or governed thereby not being "Subordinated Debt" as such term is defined herein.

      Section 9.16 ERISA. The Borrower will not, and will not permit any Loan
                   -----
Party to:

      (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $100,000 with respect to any such Plan or $200,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or

      (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.


CREDIT AGREEMENT - Page 74

      Section 9.17 No Prepayment of Debt, Etc. The Borrower will not, and will
                   ---------------------------
not permit any Subsidiary of the Borrower to, directly or indirectly, make any optional prepayment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt, prior to 30 days before its originally stated maturity (or its stated maturity as of the Closing Date in the case of Debt outstanding on the Closing Date), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:

      (a) prepayments of the Loans or other Obligations pursuant to or as permitted by the Loan Documents;

      (b) prepayments made with the proceeds of new Debt incurred for the purpose of refinancing the Debt being prepaid, provided that (i) no portion of such new Debt matures or is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Debt being prepaid (including as a result of any prepayment or redemption upon the occurrence of a condition), (ii) such new Debt (A) is subordinated to the Obligations to at least the same extent as the Debt being refinanced if such Debt is subordinated debt or (B) is permitted in accordance with this Agreement, and (iii) no Default or Event of Default then exists or would result from such prepayment or refinancing;

      (c) prepayments of purchase money Debt permitted to be incurred in accordance with Section 9.1(d); and
                -------------
      (d) prepayments of trade payables incurred in the ordinary course of the Borrower's or any Subsidiary's business.

In addition, the Borrower will not, and will not permit any Subsidiary of the Borrower to, prepay any rent or other obligations under any operating lease or any other Material Contract prior to 90 days before the originally stated due date therefor (or the due date therefor as of the Closing Date in the case of operating leases or Material Contracts in existence on the Closing Date).

      Section 9.18 RFC Agreement. The Borrower will not, and will not permit any
                   -------------
Subsidiary of the Borrower to, sell any additional accounts to RFC or otherwise incur any additional indebtedness, liabilities or obligations to RFC, in each case on or after the Closing Date.

                                   ARTICLE 10

                               Financial Covenants
                               -------------------

      Section 10.1 Total Debt to Total Capitalization. The Borrower will not
                   ----------------------------------
permit the ratio of (a) Total Debt of the Borrower and its Consolidated Subsidiaries outstanding at the end of any of the calendar quarters set forth on
Schedule 10.1 to (b) Total Capitalization of the Borrower and its Consolidated
-------------
Subsidiaries on such date, to exceed the ratio set forth opposite such date on such Schedule.

      Section 10.2 Senior Debt to Total Capitalization. The Borrower will not
                   ------------------------------------
permit the ratio of (a) Senior Debt of the Borrower and its Consolidated Subsidiaries outstanding at the end of any


CREDIT AGREEMENT - Page 75
of the calendar quarters set forth on Schedule 10.2 to (b) Total Capitalization
                                      -------------
of the Borrower and its Consolidated Subsidiaries on such date, to exceed the ratio set forth opposite such date on such Schedule.

      Section 10.3 Total Debt to Annualized EBITDA. The Borrower will not permit
                   -------------------------------
the ratio of (a) Total Debt of the Borrower and its Consolidated Subsidiaries outstanding at the end of any of the calendar quarters set forth on Schedule
10.3 to (b) Annualized EBITDA of the Borrower and its Consolidated Subsidiaries for the period ending on such date, to exceed the ratio set forth opposite such date on such Schedule.

      Section 10.4 Senior Debt to Annualized EBITDA. The Borrower will not
                   --------------------------------
permit the ratio of (a) Senior Debt of the Borrower and its Consolidated Subsidiaries outstanding at the end of any of the calendar quarters set forth on
Schedule 10.4 to (b) Annualized EBITDA of the Borrower and its Consolidated Subsidiaries for the period ending on such date, to exceed the ratio set forth opposite such date on such Schedule.

      Section 10.5 Annualized EBITDA. The Borrower will not permit Annualized
                   -----------------
EBITDA of the Borrower and its Consolidated Subsidiaries at the end of any of the calendar quarters set forth on Schedule 10.5 to be less than the amount set forth opposite such date on such Schedule.

      Section 10.6 Fixed Charge Coverage. The Borrower will not permit the ratio
                   ---------------------
of (a) Annualized EBITDA of the Borrower and its Consolidated Subsidiaries during any of the calendar quarters ending on any of the dates set forth on
Schedule 10.6 plus cash balances on such date to (b) Consolidated Fixed Charges
-------------
of the Borrower and its Consolidated Subsidiaries for the four calendar quarter period ending on such date, to be less than the ratio set forth opposite such date on such Schedule.

      Section 10.7 Capital Expenditures. The Borrower will not permit the
                   --------------------
cumulative Capital Expenditures of the Borrower and its Consolidated Subsidiaries for any of the periods set forth on Schedule 10.7 to exceed the amount set forth opposite such period on such Schedule.

      Section 10.8 Gross Revenues. The Borrower will not permit the Gross
                   --------------
Revenues of the Borrower and its Consolidated Subsidiaries for any of the calendar quarters ending on any of the dates set forth on Schedule 10.8 to be
                                                          -------------
less than the amount set forth opposite such date on such Schedule.

      Section 10.9 EBITDA. The Borrower will not permit the EBITDA of the
                   ------
Borrower and its Consolidated Subsidiaries for any of the calendar quarters ending on any of the dates set forth on Schedule 10.9 to be less than the amount
                                        -------------
set forth opposite such date on such Schedule.

      Section 10.10 Gross Margin Percentage. The Borrower will not permit the
                    -----------------------
Gross Margin Percentage of the Borrower and its Consolidated Subsidiaries for any of the calendar quarters ending on any of the dates set forth on Schedule
10.10 to be less than the amount set forth opposite such date on such Schedule.

      Section 10.11 Minimum Average Monthly Gross Revenues Per Customer. The
                    ---------------------------------------------------
Borrower will not permit the Average Monthly Gross Revenues Per Customer of the Borrower and its


CREDIT AGREEMENT - Page 76

Consolidated Subsidiaries at the end of any of the calender quarters ending on any of the dates set forth on Schedule 10.11 to be less than the amount set
                              --------------
forth opposite such date on such Schedule.

      Section 10.12 Minimum Average Monthly Gross Revenues Per Sales
                    -------------------------------------------------
Representative. The Borrower will not permit the Average Monthly Gross Revenues
--------------
Per Sales Representative of the Borrower and its Consolidated Subsidiaries at the end of any of the calendar quarters ending on any of the dates set forth on
Schedule 10.12 to be less than the amount set forth opposite such date on such
--------------
Schedule.

      Section 10.13 Operating Leases. The Borrower will not, and will not permit
                    ----------------
any Subsidiary of the Borrower to, at any time enter into or be a party to operating leases that in the aggregate obligate the Borrower and/or its Subsidiaries to make annual payments in excess of $*.

                                   ARTICLE 11

                                     Default
                                     -------

      Section 11.1 Events of Default. Each of the following shall be deemed an
                   -----------------
"Event of Default":
 ----------------

      (a) The Borrower shall fail to pay, repay or prepay, within two Business Days after the due date thereof, any amount of principal or interest owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or any fee, expense or other amount or other Obligation owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document.

      (b) Any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

      (c) Any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 5.1, 8.1(e), 8.2 (as Section
                                         -----------  ------  ---     -------
8.2 relates to preservation and maintenance of entity existence) or 8.18,
---                                                                 ----
Article 9 or Article 10; any Loan Party shall fail to perform, observe or comply
---------    ----------
with any covenant, agreement or term contained in Article 5 or Section 8.1, 8.2
                                                  ---------    -----------  ---
(except as Section 8.2 relates to preservation and maintenance of entity
           -----------
existence), 8.3, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.13 or 8.15, and such failure
            ---  ---  ---  ---  ---  ---  ----  ----    ----
is not remedied or waived within ten days after such failure commenced; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

      (d) Any Loan Party ceases to be Solvent or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

      (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 77
substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, subject to any applicable grace periods, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (v) file a petition
                                          ---------------
seeking to take advantage of any other law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable Governmental Requirement, (vii) dissolve, or (viii) take any entity action for the purpose of effecting any of the foregoing.

      (f) A proceeding or case shall be commenced, without the application or consent of any Loan Party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against any Loan Party and shall continue unstayed and in effect for any period of 60 consecutive days.

      (g) Any Loan Party shall fail to discharge, on or before the earlier to occur of (i) 60 days after the initial commencement of any such attachment, sequestration, forfeiture or similar proceeding or proceedings or (ii) the initial date upon which any such attachment, sequestration, forfeiture or similar proceeding or proceedings results in any forfeiture or other loss of such Property, any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $100,000 against any of its Properties.

      (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against any Loan Party on claims not covered by insurance and the same shall not be discharged or bonded or a stay of execution thereof shall not be procured on or before the earlier to occur of (i) 60 days from the date of the initial entry thereof and any Loan Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal or
(ii) the initial date upon which any such judgment or judgments is satisfied in whole or in part in an aggregate amount of $100,000 or more.

      (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt of such Loan Party (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $* or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Eschange Commission.


CREDIT AGREEMENT - Page 78

      (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has further liability or obligation under any of the Loan Documents; or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby.

      (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Pension Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $100,000.

      (l) The occurrence of any breach or default by the Borrower under the Master Purchase Agreement (after giving effect to any grace or cure period specified therein) which breach or default entitles Nortel Networks to exercise a right or remedy under or in connection with the Master Purchase Agreement.

      (m) Any termination, revocation or non-renewal by the FCC or any federal or state public utility commission or other Governmental Authority of any License of the Borrower or any of its Subsidiaries which is material to the businesses of the Borrower and its Subsidiaries taken as a whole.

      (n) The occurrence of any Material Adverse Effect.

      (o) The occurrence of any Change in Control.

      (p) If, at any time, the subordination provisions of any of the Subordinated Debt Documents shall be invalidated or shall otherwise cease to be in full force and effect.

      (q) If, at any time, any event or circumstance shall occur which gives any holder of any Subordinated Debt the right to request or require the Borrower or any of its Subsidiaries to redeem, purchase or prepay any Subordinated Debt.

      (r) The occurrence of (i) a default under (including, without limitation, a "Default" as such term is used or defined in) any Subordinated Debt Document, unless (A) such default has been waived, cured or consented to in accordance with such documents, (B) such default is not a payment


CREDIT AGREEMENT - Page 79
default, (C) the maturity of the Debt affected thereby has not been accelerated,
(D) a blockage under such Subordinated Debt Document has not been invoked, and
(E) such waiver or consent is not made in connection with any amendment or modification of any such Subordinated Debt Documents or in connection with any payment to the holders of any Subordinated Debt, (ii) a payment default under (including, without limitation, a payment "Default" as such term is used or defined in) any Subordinated Debt Document, (iii) an event of default under (including, without limitation, an "Event of Default" as such term is used or defined in) any Subordinated Debt Document, or (iv) any acceleration of the maturity of any Subordinated Debt.

      Section 11.2 Remedies. If any Event of Default shall occur and be
                   --------
continuing, the Administrative Agent may and, if directed by the Required Lenders, the Administrative Agent shall do any one or more of the following:

      (a) Acceleration. Declare all outstanding principal of and accrued and
          ------------
unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

      (b) Termination of Commitments. Terminate each of the Commitments without
          --------------------------
notice to the Borrower or any other Loan Party;

      (c) Judgment. Reduce any claim to judgment;
          --------
      (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the
          -----------
Administrative Agent for the benefit of the Administrative Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

      (e) Rights. Exercise any and all rights and remedies afforded by the laws
          ------
of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity or otherwise;

provided, however, that upon the occurrence of an Event of Default under Section
--------  -------                                                        -------
11.1(e) or Section 11.1(f), the Commitments of all of the Lenders shall
-------    ---------------
immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and provided, further, however, in the event that the maturity of the
              --------  -------  -------
Term Loans A is accelerated, the Administrative Agent shall also accelerate the maturity of the Term Loans B unless Lenders that then hold at least a majority (in Dollar amount) of the outstanding principal amount of the Term Loans B agree or consent otherwise in writing.

      Section 11.3 Performance by the Administrative Agent, etc.. If the
                   ----------------------------------------------
Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may perform or attempt to perform, or may cause any Lender (with the consent of such Lender) to perform or attempt to perform, such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent or the Lenders in


CREDIT AGREEMENT - Page 80
connection with such performance or attempted performance to the Administrative Agent at its Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any other Person under this Agreement or any of the other Loan Documents.

                                   ARTICLE 12

                            The Administrative Agent
                            ------------------------

      Section 12.1 Appointment, Powers and Immunities. Each Lender hereby
                   ----------------------------------
irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders,
(d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative
                                  --------  -------
Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. The Administrative Agent shall not be deemed to have any fiduciary relationship with any Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with


CREDIT AGREEMENT - Page 81
respect to the Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

      Section 12.2 Rights of Administrative Agent as a Lender. With respect to
                   ------------------------------------------
its Commitments, the Loans made by it and the Note(s) issued to it, Nortel Networks (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Borrower or any of its Affiliates and any other Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if it were not acting as the Administrative Agent and without any duty to account therefor to the Lenders. Without limiting the generality of the foregoing, Nortel Networks has purchased certain equity securities issued by Holdings.

      Section 12.3 Defaults. The Administrative Agent shall not be deemed to
                   --------
have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.1) take such
                                                         ------------
action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until the Administrative Agent shall have
         --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

      Section 12.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY THE
                   ---------------
ADMINISTRATIVE AGENT FROM AND HOLD THE ADMINISTRATIVE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE
                                -------------     ----
OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE
                                  -------------     ----
WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE AGGREGATE COMMITMENTS), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH
MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ADMINISTRATIVE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR
                           --------


CREDIT AGREEMENT - Page 82

ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE THE
                            ------------
ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE AGGREGATE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

      Section 12.5 Independent Credit Decisions. Each Lender agrees that it has
                   ----------------------------
independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Holdings, the Borrower and the Subsidiaries of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of the Borrower (or any other Person). Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party which may come into the possession of the Administrative Agent or any of its Affiliates.

        Section 12.6 Several Commitments. The Commitments and other obligations
                     -------------------
of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with any of its Commitments shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would


CREDIT AGREEMENT - Page 83
in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

      Section 12.7 Successor Administrative Agent. Subject to the appointment
                   ------------------------------
and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in
                       ----------
respect of any actions taken or omitted to be taken by it while it was the Administrative Agent. Each Administrative Agent (including each successor Administrative Agent) agrees that, so long as it is acting as Administrative Agent under this Agreement, it shall be a Lender under this Agreement.

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

      Section 13.1 Expenses. The Borrower hereby agrees, on demand, to pay or
                   --------
reimburse the Administrative Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent accrued in connection with the drafting, preparation, negotiation, execution and delivery of the Loan Documents and in connection with any and all waivers, amendments, modifications, renewals, extensions and supplements of or to the Loan Documents, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of legal counsel (including all local counsel) for the Administrative Agent, (b) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for the Administrative Agent and/or any Lender, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports. The Administrative Agent shall, in a reasonably prompt fashion after it receives a request from the Borrower to do so, provide the Borrower with an estimate of the expenses of syndication then previously incurred by the Administrative Agent.


CREDIT AGREEMENT - Page 84

      Section 13.2 INDEMNIFICATION. THE BORROWER HEREBY AGREES TO INDEMNIFY THE
                   ---------------
ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY FORECLOSURE RIGHT OR OTHER RIGHT OR REMEDY WHETHER OR NOT SUCH EXERCISE IS IN COMPLIANCE WITH LAWS AFFECTING OTHER PERSONS OR RESULTS IN DAMAGES PAYABLE TO OTHER PERSONS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY MATERIAL REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN,
(E) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, OR (F) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY THE BORROWER, HOLDINGS, ANY CREDITOR OR ANY OTHER PERSON; BUT EXCLUDING ANY OF THE FOREGOING REFERRED TO IN CLAUSES (A) THROUGH (F) PRECEDING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS. THE INDEMNITY OBLIGATIONS REFERRED TO IN THIS SECTION 13.2 SHALL NOT REQUIRE INDEMNIFICATION FOR MATTERS CAUSED BY ANY NONCOMPLIANCE BY NORTEL NETWORKS WITH ITS OBLIGATIONS UNDER THE MASTER PURCHASE AGREEMENT.


CREDIT AGREEMENT - Page 85

      Section 13.3 Limitation of Liability. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any Affiliate of the Borrower in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and agrees not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The terms and provisions of this
Section 13.3 shall not apply to the Master Purchase Agreement.

      Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any of its Affiliates or any other Person.

      Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any of its Affiliates, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, or such Affiliate and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower or any of its Affiliates and the Lenders.

      Section 13.6 Equitable Relief. The Borrower recognizes that, in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.


CREDIT AGREEMENT - Page 86

      Section 13.8 Successors and Assigns.

      (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement,
(iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) the Lenders shall not grant any participation under which the participant shall have the right to approve (or under which the consent of the participant must be obtained prior to the Lenders' being able to approve) any amendment or waiver of this Agreement or the other Loan Documents, except to the extent that such amendment or waiver (A) increases any Commitment,
(B) reduces the interest rate or the amount of principal or fees applicable to the Loans or Commitments in which such participant is participating, (C) extends any Maturity Date, (D) releases any of the Collateral (except as provided for herein or in any other Loan Document) or any guaranty of the Obligations, or (E) releases any Loan Party from its monetary Obligations under any of the Loan Documents.

      (b) The Borrower and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all or any part of its rights and/or obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and/or Loans) (each an "Assignee"); provided, however, that (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and/or obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment(s) and/or Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 calculated based upon the aggregate amount of the Commitment(s) and/or Loans assigned, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as may be approved by the Administrative Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's


CREDIT AGREEMENT - Page 87
rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Section 13.1 and Section 13.2 accrued through the date of assignment shall continue). The Borrower will provide full and prompt assistance to each Lender as it may reasonably request from time to time in connection with such Lender's efforts to assign its Commitments and/or Loans or sell any participation interest therein. Such assistance shall include, without limitation, making senior officers of the Borrower available for meetings with prospective Lenders and participants and providing (in a timely manner) such assistance as may be reasonably requested by such Lender and/or its advisors, including, without limitation, providing information to and responding to inquiries from such prospective Lenders and participants with respect to the businesses, operations, business plan, financial condition and results of operations of the Borrower and its Subsidiaries.

      (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrower or any of its Affiliates or the performance or observance by the Borrower or any of its Affiliates of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      (d) The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note(s) subject to such


CREDIT AGREEMENT - Page 88
assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note evidencing the Loans assigned, a new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B-1 or Exhibit B-2 hereto.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrower or any of its Affiliates furnished to such Lender by or on behalf of the Borrower or any of its Affiliates; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.

      (g) Any Lender may assign and pledge any Note held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by the Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

      (h) The Borrower shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrower (which request the Borrower makes by the execution of this Agreement) shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be sent hereunder) on which it shall enter the name of the registered owner of each of the Loans which is evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this Section 13.8, a Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note


CREDIT AGREEMENT - Page 89

Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

      (i) The Borrower will not become a party to any loan agreement, credit agreement or similar agreement which restricts or prohibits the right or ability of any lender which is a party thereto to become a Lender under this agreement.

      (j) The Borrower shall provide prompt assistance to the Administrative Agent and the Lenders in connection with their efforts in syndicating the Loans and Commitments. Such assistance shall include making senior officers and other representatives of the Borrower and its Affiliates available for meetings with prospective Lenders and providing, in a timely manner, such assistance as may be reasonably requested by the Administrative Agent or its advisors, including, without limitation, providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, Business Plan, results and other matters relating to the business of the Borrower, Holdings and the other Loan Parties.

      Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Reimbursement Obligations and the other Obligations.

      Section 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS (INCLUDING, WITHOUT LIMITATION, ANY COMMITMENT LETTER), TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

      Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Borrower in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following: (a) increase the Commitments of the Lenders (or any Lender) or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) change the


CREDIT AGREEMENT - Page 90

Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Section 3.2, 3.3 or 5.1 or this Section 13.11 or modify the
             -----------  ---    ---         -------------
definition of "Eligible Receivables," "Required Lenders" or "Revolving Loans Borrowing Base" contained in Section 1.1; or (f) except as expressly authorized
                             -----------
by this Agreement, release any Collateral from any of the Liens created by the Security Documents; and provided further, however, that no amendment, waiver or
                        ----------------  -------
consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the
                    -------------  ----  ----  ----    ----
agreement of the Borrower. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect
     -------------
to (i) Article 12 hereof without the prior written consent of the Administrative
       ----------
Agent, (ii) the definition of "Eligible Third-Party Expenses", "Maximum Financed Amount of Eligible Third-Party Expenses", "Master Purchase Agreement", "Nortel Networks Equipment", "Nortel Networks Goods and Services", "Nortel Networks Software" or Section 2.5, 2.9 or 2.10 hereof without the prior written consent
             -----------  ---    ----
of Nortel Networks (whether or not Nortel Networks is then a Lender hereunder),
(iii) any condition precedent set forth in Article 6 with respect to the making
                                           ---------
of any Loans without the prior written consent of the Lenders that hold, at the time of such amendment, waiver or consent, at least a majority (in Dollar amount) of the Term Loans A Commitments (or the Term Loans A if the Term Loans A Commitments have terminated or expired) or the Revolving Loans Commitments (or the Revolving Loans if the Revolving Loans Commitments have terminated or expired), respectively, or (iv) the interest rate applicable to the Term Loans A, the Term Loans B or the Revolving Loans, or the maturity date of the Term Loans A, the Term Loans B or the Revolving Loans, in each case without the prior written consent of the Lenders that hold, at the time of such amendment, waiver or consent, at least a majority (in Dollar amount) of the Term Loans A Commitments (or the Term Loans A if the Term Loans A Commitments have terminated or expired), the Term Loans B or the Revolving Loans Commitments (or the Revolving Loans if the Revolving Loans Commitments have terminated or expired), respectively. In the event that this Agreement is amended to shorten the Maturity Date as it relates to the Term Loans A, the parties hereto agree to also shorten the Maturity Date as it relates to the Term Loans B such that the Maturity Date as it relates to each of the Term Loans A and the Term Loans B is identical.

      Section 13.12 Maximum Interest Rate.
                    ---------------------
      (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate,
           -------------
thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

      (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Administrative Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable


CREDIT AGREEMENT - Page 91
law shall be, ipso facto and under any and all circumstances, limited or reduced
              ---- -----
to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this
Section 13.12(b) or (ii) an amount, which when added to all other interest
----------------
payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Administrative Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid
                                             -------------
principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Administrative Agent and/or the Lenders, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Administrative Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

      (c) Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, the Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

      Section 13.13 Notices. All notices and other communications provided for
                    -------
in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the
                                                  ------------
Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in
                              -------------
this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided,
                                                                    --------
however, that notices to the Administrative Agent shall be deemed given when
-------
received by the Administrative Agent.

      Section 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
                    -----------------------------------------------------
PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN
-------
DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND EACH OF THE PARTIES


CREDIT AGREEMENT - Page 92

HERETO CHOOSE THE LAWS OF THE STATE OF NEW YORK TO GOVERN THIS AGREEMENT PURSUANT TO N.Y. GEN. OBLIG. LAW SECTION 5-1401 (CONSOL. 1995) AND APPLICABLE LAWS OF THE U.S. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK,
(2) ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, (3) THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND (4) ANY TEXAS STATE COURT SITTING IN DALLAS COUNTY, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

      Section 13.15 Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 13.16 Severability. Any provision of this Agreement held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 13.17 Headings. The headings, captions and arrangements used in
                    --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 13.18 Construction. The Borrower, the Administrative Agent and
                    ------------
each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

      Section 13.19 Independence of Covenants. All covenants hereunder shall be
                    -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

      Section 13.20 Confidentiality. Each Lender agrees to exercise its best
                    ---------------
efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender
                         --------
from disclosing such


CREDIT AGREEMENT - Page 93
information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which the Administrative Agent, any Lender or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (h) to such Lender's legal counsel, independent auditors and affiliates, and (i) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this
Section 13.20.
-------------
      Section 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY
                    --------------------
APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

      Section 13.22 Approvals and Consent. Except as may be expressly provided
                    ---------------------
to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement of the other Loan Documents where the approval, consent or exercise of judgment of the Administrative Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Administrative Agent or such Lender, respectively, and the Administrative Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Administrative Agent or such Lender, and (b) no approval or consent of the Administrative Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

      Section 13.23 Service of Process. The Borrower irrevocably consents to the
                    ------------------
service of process by the mailing thereof by the Administrative Agent or the Required Lenders by registered or certified mail, postage prepaid, to the Borrower at its address listed on the signature pages hereof. Nothing in this
Section 13.23 shall affect the right of the Administrative Agent or the Lenders
-------------
to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its Property in the court of any jurisdiction.

                  [Remainder of page intentionally left blank.]


CREDIT AGREEMENT - Page 94

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                          BORROWER:
                          --------
                          NET-TEL CORPORATION

                          By:_________________________________________________
                          Name:  Craig R. Bandes
                          Title: Senior Vice President

                          Address for Notices:
                          --------------------
                          NET-tel Corporation
                          1023 31st Street, N.W.
                          Washington, D.C.  20007
                          Attention:    Craig R. Bandes, Senior Vice President
                          Telecopy No.: (202) 625-0693
                          Telephone No.:(202) 295-6600

                          with a copy to:

                          Swidler Berlin Shereff Friedman, LLP
                          3000 K Street, N.W., Suite 300
                          Washington, D.C.  20007-5116
                          Attention:    Andrew D. Lipman, Esq.
                                        Andrew M. Ray, Esq.
                          Telecopy No:      (202) 424-7643
                          Telephone No.:   (202) 424-7500


CREDIT AGREEMENT - Page 95

                          ADMINISTRATIVE AGENT:
                          --------------------
                          NORTEL NETWORKS INC.,
                          as Administrative Agent


                          By:_________________________________________________
                          Name:  Jay R. Prestipino
                          Title: Director, Customer Finance

                          Address for Notices:
                          -------------------
                          Nortel Networks Inc.
                          8 Federal Street
                          Billerica, Massachusetts 01821
                          Attention: Vice President, Finance
                                     Carrier Packet Solutions
                          Telecopy No.:   (978) 916-4755
                          Telephone No.:  (978) 916-1751

                          and

                          Nortel Networks Inc.
                          GMS 991 15 A40
                          2221 Lakeside Blvd.
                          Richardson, Texas 75082-4399
                          Attention:    Vice President,
                                        Customer Finance North America
                          Telecopy No.:  (972) 684-3679
                          Telephone No:  (972) 684-2271

                          and

                          Nortel Networks Inc.
                          PO Box 833858
                          Mail Stop 04D/02/A40
                          Richardson, Texas 75083-3858
                          Attention:    Kimberly Poe, Loan Administration
                          Telecopy No.:  (972) 684-3808
                          Telephone No:  (972) 684-7687


CREDIT AGREEMENT - Page 96
                          with a copy to:

                          Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                          Dallas, Texas  75202-2799
                          Attention:    Ronald D. Rosener, Esq.
                          Telecopy No:    (214) 855-4300
                          Telephone No:   (214) 855-4332


CREDIT AGREEMENT - Page 97

                                    LENDERS:
                                    -------
Term Loans A                  NORTEL NETWORKS INC.,
Commitment:  $120,000,000
----------
Revolving Loans                  By: _________________________________________
Commitment:  $10,000,000         Name:  Jay R. Prestipino
----------                       Title: Director, Customer Finance

                                 Address for Notices:
                                 -------------------
                                 Nortel Networks Inc.
                                 8 Federal Street
                                 Billerica, Massachusetts 01821
                                 Attention: Vice President, Finance
                                            Carrier Packet Solutions
                                 Telecopy No.:   (978) 916-4755
                                 Telephone No.:  (978) 916-1751

                                 and

                                 Nortel Networks Inc.
                                 GMS 991 15 A40
                                 2221 Lakeside Blvd.
                                 Richardson, Texas 75082-4399
                                 Attention:    Vice President,
                                               Customer Finance North America
                                 Telecopy No.:   (972) 684-3679
                                 Telephone No:  (972) 684-2271

                                 and

                                 Nortel Networks Inc.
                                 PO Box 833858
                                 Mail Stop 04D/02/A40
                                 Richardson, Texas 75083-3858
                                 Attention:    Kimberly Poe, Loan Administration
                                 Telecopy No.:   (972) 684-3808
                                 Telephone No:  (972) 684-7687

                                 Lending Office for Base Rate Loans:
                                 ----------------------------------
                                 Nortel Networks Inc.
                                 2221 Lakeside Blvd.
                                 Richardson, Texas 75082

                                 Lending Office for Eurodollar Loans:
                                 -----------------------------------
                                 Nortel Networks Inc.
                                 2221 Lakeside Blvd.
                                 Richardson, Texas 75082


CREDIT AGREEMENT - Page 98

Term Loans B Commitment: $10,000,000    ALLIED CAPITAL CORPORATION


                                        By: ___________________________________
                                        Name:  Thomas H. Aiken
                                        Title: Associate

                                        Address for Notices:
                                        -------------------
                                        Allied Capital Corporation
                                        1919 Pennsylvania Avenue, N.W.
                                        Suite 300
                                        Washington, D.C. 20006
                                        Attention: Thomas H. Aiken, Associate
                                        Telecopy No.:  (202) 659-2053
                                        Telephone No.: (202) 331-1112


CREDIT AGREEMENT - Page 99